UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
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ARBOR REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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     Arbor Realty Trust, Inc.
Dear Fellow Stockholders:
      On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Arbor Realty Trust, Inc. to be held at the Teleconference Center on the lower level of 333 Earle Ovington Boulevard, Uniondale, New York on May 25, 2005, at 1:00 p.m., local time. The matters to be considered by the stockholders at the annual meeting are described in detail in the accompanying materials.
      It is important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the annual meeting in person.
      Let me urge you to mark, sign and date your proxy card today and to return it in the envelope provided.

Sincerely,

Ivan Kaufman
Chairman and Chief Executive Officer and President

     Arbor Realty Trust, Inc.

Notice of Annual Meeting of Stockholders
To Be Held on May 25, 2005

To the Stockholders of Arbor Realty Trust, Inc.:
      The annual meeting of stockholders of Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), will be held at the Teleconference Center on the lower level of 333 Earle Ovington Boulevard, Uniondale, New York, on May 25, 2005, beginning at 1:00 p.m., local time. The matters to be considered by stockholders at the annual meeting, which are described in detail in the accompanying materials, are:

(1) a proposal to elect three Class II directors, each to serve until the 2008 annual meeting of stockholders and until their respective successors are duly elected and qualify, and to elect Walter K. Horn, to serve until the 2006 annual meeting of stockholders and until his successor is duly elected and qualifies;

(2) a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2005;

(3) a proposal to amend the Company’s 2003 Omnibus Stock Incentive Plan, as amended and restated on July 29, 2004, to authorize for issuance an additional 250,000 shares of the Company’s common stock;

(4) a proposal to amend the Company’s Charter to lower each of the aggregate stock ownership limit and the common stock ownership limit from 9.6 percent to 8.3 percent; and

(5) any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.
      Stockholders of record at the close of business on April 12, 2005 will be entitled to notice of and to vote at the annual meeting. It is important that your shares be represented at the annual meeting regardless of the size of your securities holdings. A proxy statement, proxy card, self-addressed envelope and Annual Report to Stockholders for the fiscal year ended December 31, 2004 accompany this notice. Whether or not you plan to attend the annual meeting in person, please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors,

Walter K. Horn
General Counsel,
Director of Compliance and Corporate Secretary
April 22, 2005
Uniondale, New York

Arbor Realty Trust, Inc.
333 Earle Ovington Boulevard
Suite 900
Uniondale, New York 11553
(516) 832-8002

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 25, 2005

Page

General Information Concerning Solicitation and Voting	1
Board of Directors	5
Audit Committee Report and Disclosures	12
Executive Officers	13
Executive Compensation	15
Security Ownership of Certain Beneficial Owners and Management	23
Certain Relationships and Related Transactions	26
Proposal No. 1: Election of Directors	31
Proposal No. 2: Ratification of Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2005	32
Proposal No. 3: Amendment to the Company’s 2003 Omnibus Stock Incentive Plan, as Amended and Restated, to Authorize for Issuance an Additional 250,000 Shares of the Company’s Common Stock	34
Proposal No. 4: Approval of an Amendment to the Company’s Charter to Lower Each of the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit from 9.6 Percent to 8.3 Percent	38
Stockholder Proposals for 2006	41
Other Matters	41
Appendix A — Arbor Realty Trust, Inc. Articles of Amendment

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING
      This proxy statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the board of directors of Arbor Realty Trust, Inc., a Maryland corporation, for use at the annual meeting of stockholders to be held on May 25, 2005, at 1:00 p.m., local time, and any adjournments or postponements thereof. “We,” “our,” “us,” and “the Company” each refers to Arbor Realty Trust, Inc. The Company conducts substantially all of its operations through Arbor Realty Limited Partnership which we refer to as our operating partnership. References to operating partnership units refer to partnership interests in Arbor Realty Limited Partnership.
      The mailing address of our executive office is 333 Earle Ovington Boulevard, Uniondale, New York 11553. This proxy statement, the accompanying proxy card and the notice of annual meeting are first being mailed to holders of our common stock, par value $0.01 per share, and special voting preferred stock, par value $0.01 per share, on or about April 26, 2005. Our common stock and special voting preferred voting stock are the only securities entitled to vote at the annual meeting, and we refer to those securities together as our voting securities. Along with this proxy statement, we are also sending our Annual Report to Stockholders for fiscal year ended December 31, 2004.
      A proxy may confer discretionary authority to vote with respect to any matter presented at the annual meeting. As of the date of this proxy statement, management has no knowledge of any business that will be presented for consideration at the annual meeting and that would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the annual meeting for consideration, it is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their discretion on any such matter.
Matters to be Considered at the Annual Meeting
      At the annual meeting, our stockholders will act upon:

(1) a proposal to elect three Class II directors, each to serve until the 2008 annual meeting of stockholders and until their respective successors are duly elected and qualify and to elect Walter K. Horn, to serve until the 2006 annual meeting of stockholders and until his successor is duly elected and qualifies;

(2) a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2005;

(3) a proposal to amend the Company’s 2003 Omnibus Stock Incentive Plan, as amended and restated on July 29, 2004 (the “Stock Incentive Plan”), to authorize for issuance an additional 250,000 shares of the Company’s common stock;

(4) a proposal to amend the Company’s Articles of Incorporation (together with the Articles Supplementary, the “Charter”) to lower each of the aggregate stock ownership limit and the common stock ownership limit from 9.6 percent to 8.3 percent; and

(5) any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.
      This proxy statement, form of proxy and voting instructions are being mailed starting on or about April 26, 2005.
Solicitation of Proxies
      The enclosed proxy is solicited by and on behalf of our board of directors. The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of voting securities held of record on April 12, 2005 and will provide reimbursement for the cost of forwarding the material. In addition, we have engaged The Altman Group to assist in soliciting proxies from brokers, banks and other nominee holders of our common stock at a cost of approximately $5,500, plus reasonable out-of-pocket expenses.
Stockholders Entitled To Vote
      As of the close of business on April 12, 2005, there were 16,741,122 shares of our common stock and 3,776,069 shares of our special voting preferred stock outstanding and entitled to vote. Each share of our common stock and special voting preferred stock entitles the holder to one vote. Stockholders of record at the close of business on April 12, 2005 are entitled to vote at the annual meeting or any adjournment or postponement thereof.
Required Quorum/ Vote
      A quorum will be present if stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting are present, in person or by proxy. If you have returned a valid proxy or, if you hold your shares of our voting securities in your own name as holder of record and you attend the annual meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting may be adjourned by the chairman of the meeting or the stockholders entitled to vote at the annual meeting, present in person or by proxy, to a date not more than 120 days after the record date without notice other than announcement at the meeting.
      Abstentions and broker non-votes will be counted in determining the presence of a quorum. “Broker non-votes” occur when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange, banks, brokers and other nominees who hold shares in “street name” may have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Banks, brokers and other nominees that do not receive instructions are entitled to vote on the election of directors and the ratification of the appointment of the independent registered public accounting firm.
      Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the votes cast in the election of directors at the annual meeting by holders of our voting securities. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the board of directors’ nominees named in Proposal No. 1. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors. A vote “withheld” from a director nominee will have no effect on the outcome of the vote because a plurality of the votes cast at the annual meeting is required for the election of each director.
      Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2005, as specified in Proposal No. 2, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities. If this selection is not ratified by holders of our voting securities, the audit committee and board may reconsider its appointment and endorsement, respectively. Abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote for this proposal. Even if the selection is ratified, the audit committee of the Company’s board of directors in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
      Approval of the amendment to the Stock Incentive Plan as specified in Proposal No. 3, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities; provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on the Stock Incentive Plan, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.
      Approval of the amendment to the Company’s Charter, as specified in Proposal No. 4, requires the affirmative vote of a majority of the votes entitled to be cast on the proposal at the annual meeting by holders of our voting securities. For purposes of the vote on the Charter, abstentions and broker non-votes will have the same effect as votes against the proposal.
      If the enclosed proxy is properly executed and returned to us in time to be voted at the annual meeting, it will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of our voting securities represented by the proxy will be voted as follows:

(1) FOR the election of three Class II directors, each to serve until the 2008 annual meeting of stockholders and until their respective successors are duly elected and qualify and to elect Walter K. Horn, to serve until the 2006 annual meeting of stockholders and until his successor is duly elected and qualifies;

(2) FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2005;

(3) FOR the amendment to the Stock Incentive Plan to authorize for issuance an additional 250,000 shares of the Company’s common stock;

(4) FOR the amendment to the Company’s Charter to lower each of the aggregate stock ownership limit and the common stock ownership limit from 9.6 percent to 8.3 percent; and

(5) in the discretion of the proxy holder on any other business that properly comes before the annual meeting or any adjournment or postponement thereof.
      As of the date of this proxy statement, we are not aware of any other matter to be presented at the annual meeting.
Voting
      If you hold your shares of our voting securities in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our voting securities in person at the annual meeting.
      If your shares are held on your behalf by a broker, bank or other nominee, you will receive instructions from such individual or entity that you must follow in order to have your shares voted at the annual meeting.
Right to Revoke Proxy
      If you hold shares of our voting securities in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

•	send written notice of revocation, prior to the annual meeting, to our General Counsel and Corporate Secretary, at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553;

•	sign and mail a new, later dated proxy card to our General Counsel and Corporate Secretary at the address specified above; or

•	attend the annual meeting and vote your shares in person.
      If your shares are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions.

Copies of Annual Report to Stockholders
      A copy of our Annual Report to Stockholders for fiscal year ended December 31, 2004 will be mailed to stockholders entitled to vote at the annual meeting with this proxy statement and is also available without charge to stockholders upon written request to: Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, Attn: Investor Relations.
Voting Results
      American Stock Transfer & Trust Company, our independent tabulating agent, will have a representative present at the annual meeting and count the votes and act as the Inspector of Election. We will publish the voting results in our Quarterly Report on Form 10-Q for fiscal quarter ending June 30, 2005, which we plan to file with the U.S. Securities and Exchange Commission (the “SEC”) in August 2005.
Confidentiality of Voting
      We will keep all proxies, ballots and voting tabulations confidential. We will permit only our Inspector of Election, American Stock Transfer & Trust Company, to examine these documents.
Recommendations of the Board of Directors.
      The board of directors recommends a vote:

(1) FOR the election of three Class II directors, each to serve until the 2008 annual meeting of stockholders and until their respective successors are duly elected and qualify and to elect Walter K. Horn, to serve until the 2006 annual meeting of stockholders and until his successor is duly elected and qualifies;

(2) FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2005;

(3) FOR the amendment to the Stock Incentive Plan to authorize for issuance an additional 250,000 shares of the Company’s common stock; and

(4) FOR the amendment to the Company’s Charter to lower each of the aggregate stock ownership limit and the common stock ownership limit from 9.6 percent to 8.3 percent.

BOARD OF DIRECTORS
General
      Our board of directors presently consists of seven members. Pursuant to our charter, the board of directors is divided into three classes of directors, each serving for three years after election and until his or her successor is duly elected and qualifies, with one class up for election at each annual meeting. At this year’s annual meeting, the term of our three Class II directors will expire. In addition, because Walter K. Horn was appointed to our board of directors in November 2003 in order to fill a vacancy created when the size of our board of directors was increased from five to seven, Mr. Horn is also a nominee for election at the annual meeting as a Class III director, to serve until the 2006 annual meeting of stockholders and until his successor is duly elected and qualified. Our other directors will remain in office for the remainder of their respective terms, as indicated below.
      At the annual meeting, stockholders will vote on the election of Messrs. Ivan Kaufman, C. Michael Kojaian and Melvin F. Lazar as Class II directors for a three-year term ending at the 2008 annual meeting of stockholders and until their successors are duly elected and qualify and will vote on the election of Mr. Horn as a Class III director for a one-year term ending at the 2006 annual meeting of stockholders and until his successor is duly elected and qualifies.
      The following table sets forth information concerning our directors, including those who are nominees for reelection, as of the date of this proxy statement.
Current Directors Who are Nominees for Reelection

Name	Age	New Term to Expire at Annual Meeting in

Ivan Kaufman	44	2008
C. Michael Kojaian	43	2008
Melvin F. Lazar	66	2008
Walter K. Horn	62	2006
Current Directors Whose Terms are not Expiring

Name	Class	Age	Term Expires at Annual Meeting in

William Helmreich	III	59	2006
Jonathan A. Bernstein	I	58	2007
Joseph Martello	I	49	2007

Nominees
      Ivan Kaufman. Mr. Kaufman has served as our chairman of the board, chief executive officer and president since June 2003. Mr. Kaufman has been chief executive officer and president of Arbor Commercial Mortgage, LLC, our manager, since its inception in 1993. In 1983, he co-founded a predecessor of Arbor National Holdings Inc. and its residential lending subsidiary, Arbor National Mortgage Inc., which became a public company in 1992 and was sold to BankAmerica in 1995. From January 1998 to April 2000, Mr. Kaufman was also the president of Massena Management, LLC, the general partner of President R.C.-St. Regis Management Company, which entered into a management agreement with the St. Regis Mohawk Tribe to finance, construct and manage a casino on the tribe’s reservation in Hogansburg, New York. Mr. Kaufman was named regional “Entrepreneur of the Year” by Inc. Magazine for outstanding achievements in financial services in 1990. He was appointed to the National Advisory Board of Fannie Mae in 1994. Mr. Kaufman has also served on Fannie Mae’s regional advisory and technology boards, as well as the board of directors of the Empire State Mortgage Bankers Association.

      C. Michael Kojaian. Mr. Kojaian has served as one of our directors since June 2003. Since 1998 Mr. Kojaian has been the chief operating officer of the Kojaian group of companies, a national multi-faceted real estate development, investment and asset management organization. Mr. Kojaian is the chairman of the board of Grubb & Ellis, a commercial real estate advisory firm, a member of the board of directors of Flagstar Bank and the United States President’s Export Council.
      Melvin F. Lazar. Mr. Lazar has served as one of our directors since his appointment in November 2003. Mr. Lazar is the founder of Lazar Levine & Felix LLP, certified public accountants, was its managing partner from 1969 until September 2002, and is still an employee of the firm. Mr. Lazar specializes in business valuations and merger and acquisition activities. Mr. Lazar serves on the boards of directors, and is a member of the audit committees, of Enzo Biochem, Inc., a publicly-held biotechnology company, Active Media Services, Inc., a privately-held corporate barter company, and CECO Environmental Corp., a publicly-held provider of innovative solutions to industrial ventilation and air quality problems.
      Walter K. Horn. Mr. Horn has served as our secretary, director of compliance and general counsel, and as one of our directors since his appointment in November 2003. Mr. Horn is also a member of Arbor Commercial Mortgage’s executive committee. Previously, Mr. Horn was general counsel with Arbor National Holdings from 1991 until its sale in 1995 and was general counsel of Arbor Commercial Mortgage until March 2005. From January 1998 to April 2000, Mr. Horn was the general counsel and secretary of Massena Management, LLC, the general partner of President R.C.-St. Regis Management Company, which entered into a management agreement with the St. Regis Mohawk Tribe to finance, construct and manage a casino on the tribe’s reservation in Hogansburg, New York. Mr. Horn’s experience also includes serving as general counsel with Resource One, Inc. and Long Island Trust Company.

Continuing Directors
      William Helmreich. Dr. Helmreich has served as one of our directors since June 2003. Dr. Helmreich is the founder, and since 1980, owner and president of Byron Research and Consulting, a market research firm specializing in financial research, political polling, legal consulting, and issues relating to food products and real estate. He is a professor of Sociology at City College of New York and the CUNY Graduate Center, where he teaches sociology of marketing and consumer behavior. Since 2000, Dr. Helmreich has also been retained as chairman for Academic Affairs for North Shore Hebrew Academy. He is a member of the board of Transaction Inc., North Shore Hebrew Academy, North Shore Hebrew Academy High School and NSH Affordable Housing of Indiana, Inc., as well as other not-for-profit boards, and was, for many years, a senior vice president of Good Earth Teas.
      Jonathan A. Bernstein. Mr. Bernstein has served as one of our directors since June 2003. Mr. Bernstein is of counsel at Pryor Cashman Sherman & Flynn LLP, specializing in finance and focusing on REITs and structured financing involving real estate. Mr. Bernstein joined Pryor Cashman in 1993. He serves as an advisor to REITs and investment banks in the real estate area. Mr. Bernstein is also a director of TractManager LLC, an internet based software company, with offices in Saddle Brook, New Jersey and Chattanooga, Tennessee, specializing in contract management in the health care area, a partner of the Shore Club Hotel in Miami, Florida, Chairman of the Board of Managers of Blue Marlin, LLC, a company manufacturing and selling hand-held devices for locating golf balls, and Treasurer and Director of Playa Palos Verdes, S.A., a company developing real estate in Costa Rica.
      Joseph Martello. Mr. Martello has served as one of our directors since June 2003. Mr. Martello is currently chief operating officer of Arbor Management, LLC, the managing member of Arbor Commercial Mortgage, and a member of the executive committee of Arbor Commercial Mortgage where he is responsible for management of the investment portfolio and overseeing the day-to-day operations. From 1995 to 1999, Mr. Martello was chief financial officer of Arbor Commercial Mortgage. From 1990 to 1995, Mr. Martello was the chief financial officer of Arbor National Holdings, Inc. Prior to that, he was a senior manager with the international accounting and consulting firm of Ernst & Young for eleven years. Mr. Martello is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants, where he is a former executive member of the board of directors of the Suffolk County chapter.

Corporate Governance Profile
      We are committed to good corporate governance practices and, as such, we have adopted formal corporate governance guidelines to enhance our effectiveness. The guidelines govern, among other things, board member qualifications, responsibilities, education and management succession. A copy of the corporate governance guidelines may be found at the corporate website at www.arborrealtytrust.com under the heading “Investor Relations — Corporate Governance.”
      The board of directors met on ten occasions and acted by written consent on seven occasions during 2004.

Senior Officer Code of Ethics and Code of Business Conduct and Ethics
      We have adopted a senior officer code of ethics applicable to our Chief Executive Officer, Chief Financial Officer, Chief Credit Officer and Controller (or persons performing similar functions to the aforementioned officers regardless of whether such persons (1) are employed directly by the Company or (2) are employed by Arbor Commercial Mortgage, our manager pursuant to a management agreement). We have also adopted a code of business conduct and ethics applicable to all employees, officers and directors. Both codes are available on our website at www.arborrealtytrust.com under the heading “Investor Relations — Corporate Governance.” Amendments to, and waivers from, the senior officer code of ethics and the code of business conduct and ethics for a director or officer will be disclosed at the same website address and heading provided above.

Director Independence
      Of our seven directors, four have been determined by our board of directors to be independent for purposes of the New York Stock Exchange listing standards. In determining director independence, the board of directors reviewed, among other things, whether any transactions or relationships exist currently or, since our incorporation existed, between each director and the Company and its subsidiaries, affiliates and equity investors or independent registered public accounting firm. In particular, the board reviewed current or recent business transactions or relationships or other personal relationships between each director and the Company, including such director’s immediate family and companies owned or controlled by the director or with which the director was affiliated. The purpose of this review was to determine whether any such transactions or relationships failed to meet any of the objective tests promulgated by the New York Stock Exchange for determining independence or were otherwise sufficiently material as to be inconsistent with a determination that the director is independent.
      The board also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates. In reviewing the independence of Dr. Helmreich, the board carefully reviewed whether (1) Mr. Kaufman’s and Dr. Helmreich’s current and prior participation on the boards of North Shore Hebrew Academy, North Shore Hebrew Academy High School and NSH Affordable Housing of Indiana, Inc., a not-for-profit organization, (2) Dr. Helmreich’s engagement since the summer of 2000 as an external consultant by North Shore Hebrew Academy in the capacity of chairman of Academic Affairs of North Shore Hebrew Academy and (3) Dr. Helmreich’s prior receipt of consulting fees from Arbor Management, LLC should, based upon the totality of the circumstances, be deemed to be material so as to preclude a finding that Dr. Helmreich is independent. The board, in particular, reviewed the materiality of the transactions to the parties involved, the compensation and timing of Dr. Helmreich’s advisory role with North Shore Hebrew Academy and Arbor Management, LLC and the absence of any employment or compensatory capacity by Dr. Helmreich with NSH Affordable Housing of Indiana, Inc. In reviewing the independence of Mr. Kojaian, the board carefully reviewed whether Mr. Kaufman and Mr. Kojaian’s proposed co-investment in a real estate venture and Mr. Kojaian’s investment in 500,000 shares of common stock of the Company through Kojaian Ventures, L.L.C., should, based upon the totality of the circumstances, be deemed to be material so as to preclude a finding that Mr. Kojaian is independent. In reviewing the independence of Mr. Bernstein, the board carefully reviewed whether the $150,000 investment by Mr. Kaufman and the $25,000 investment by Mr. Herbst in a private company of which Mr. Bernstein is the chairman of the board should, based on the totality of the circumstances, be deemed to be material so as to preclude a finding that Mr. Bernstein is independent. The board, in particular, reviewed the materiality of the transactions to the parties involved.
      As a result of its review, the board affirmatively determined at a meeting held on April 14, 2005, that Messrs. Bernstein, Kojaian and Lazar and Dr. Helmreich were independent under the New York Stock Exchange listing standards.

Director Compensation
      Each of our independent directors is paid a director’s fee of $25,000 per year. Each independent director who serves as chairman of the audit committee is paid an additional fee of $10,000 per year, each independent director who serves as chairman of the compensation committee is paid an additional fee of $5,000 per year and each independent director who serves as chairman of the nominating/corporate governance committee is paid an additional fee of $3,000 per year. Each independent director is also paid a fee of $2,000 for each board or committee meeting that he or she attends in person. Each independent director is also paid a fee of $1,000 for each telephone board or committee meeting that he attends. In addition, we reimburse all directors for reasonable out of pocket expenses incurred in connection with their services on the board of directors.
      Grants of restricted stock and other equity based awards with respect to our common stock are provided for under the Stock Incentive Plan. On July 1, 2003, Messrs. Bernstein, Kojaian, Martello and Dr. Helmreich each received 1,000 restricted shares of our common stock. Upon their appointment to the board in November 2003, Messrs. Horn and Lazar each received 1,000 restricted shares of our common stock. Two-thirds of the restricted stock granted to each of these directors vested immediately upon the date of grant and the remaining one-third will vest ratably over three years from the date of grant at a rate of 33.33% on each of the subsequent three anniversary dates of the date of grant. On February 2, 2005, Messrs. Bernstein, Kojaian, Lazar and Dr. Helmreich each received 1,000 restricted shares of our common stock. One-third of the restricted stock granted to each of these directors vested immediately upon the date of grant, one-third will vest on January 31, 2006 and the remaining third will vest on January 31, 2007.

Board Committees
      Our board has established four standing committees, the principal functions of which are briefly described below. Matters put to a vote at any one of our four committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee. Our board of directors may from time to time establish certain other committees to facilitate the management of the Company.

Audit Committee
      Our board of directors has established an audit committee, which is composed of three of our independent directors, Messrs. Bernstein, Lazar and Dr. Helmreich. During 2004, the audit committee met on five occasions. The audit committee assists the board in overseeing (1) the integrity of the Company’s financial statements, (2) the Company’s independent registered public accounting firm’ qualifications and independence, (3) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function and (4) the Company’s compliance with legal and regulatory requirements.
      Mr. Lazar currently serves as chairman of the audit committee. The board has determined that Mr. Lazar qualifies as an “audit committee financial expert” as defined by the rules of the SEC and that each member of the audit committee is “financially literate.” The audit committee is governed by a charter that has been adopted by the board of directors. A copy of the audit committee charter is available on our website, www.arborrealtytrust.com, under the heading “Investor Relations — Corporate Governance.”

Compensation Committee
      Our board of directors has established a compensation committee, which is composed of all of our independent directors, Messrs. Bernstein, Kojaian and Lazar and Dr. Helmreich. During 2004, the compensa-

tion committee met on four occasions. Mr. Kojaian is currently the chairman of the compensation committee. The principal functions of the compensation committee are to (1) evaluate the performance of our officers; (2) review the compensation payable to our officers and non-employee directors; (3) evaluate the performance of Arbor Commercial Mortgage; (4) review the compensation and fees payable to Arbor Commercial Mortgage under our management agreement; and (5) administer the issuance of any stock to our employees or the employees of Arbor Commercial Mortgage who provide services to us.
      The compensation committee is governed by a charter that has been adopted by the board of directors. A copy of the compensation committee charter is available on our website, www.arborrealtytrust.com, under the heading “Investor Relations — Corporate Governance.”

Nominating/ Corporate Governance Committee
      Our board of directors has established a nominating/corporate governance committee, which is composed of three of our independent directors, Messrs. Bernstein and Lazar and Dr. Helmreich. During 2004, the nominating/corporate governance committee met on two occasions. Dr. Helmreich currently serves as chairman of the nominating/corporate governance committee. The nominating/corporate governance committee is responsible for seeking, considering and recommending to the board qualified candidates for election as directors and recommending a slate of nominees for election as directors at each annual meeting of stockholders. The nominating/corporate governance committee is also responsible for (1) preparing and submitting to the board for adoption the committee’s selection criteria for director nominees; (2) reviewing and making recommendations on matters involving general operation of the board and our corporate governance; and (3) annually recommending to the board nominees for each committee of the board. In addition, the committee annually facilitates the assessment of the board of directors’ performance as a whole and of the individual directors and reports thereon to the board.
      The nominating/corporate governance committee is governed by a charter that has been adopted by the board of directors. A copy of the nominating/corporate governance committee charter is available on our website, www.arborrealtytrust.com, under the heading “Investor Relations — Corporate Governance.”

Independent Director Committee
      Our board of directors has established an independent director committee, which is composed of all of our independent directors, Messrs. Bernstein, Kojaian and Lazar and Dr. Helmreich. During 2004, the independent director committee met on two occasions. The independent director committee is responsible for, among other things, considering and voting upon matters as to which the board of directors determines Arbor Commercial Mortgage or its affiliates (other than the Company or its subsidiaries) or any of our directors (other than an independent director) or officers has a conflict of interest, including the approval of transactions between the Company and Arbor Commercial Mortgage. The individual who serves as the chair of the independent director committee rotates each year among the chairs (if such chair is not a member of management) of the committees of the board of directors.

Stockholder Communications with Directors
      The board of directors has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the board by mail. To communicate with the board of directors, any individual directors or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent in care of General Counsel and Corporate Secretary at Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553.
      All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel and Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communica-

tions to the board or any group or committee of directors, the office of the General Counsel and Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Director Nomination Procedures
      The nominating/corporate governance committee generally believes that, at a minimum, candidates for membership on the board of directors should have demonstrated an ability to make a meaningful contribution to the board of directors’ oversight of our business and affairs and have a record and reputation for honest and ethical conduct. The nominating/corporate governance committee recommends director nominees to the board of directors based on, among other things, its evaluation of a candidate’s experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment and a willingness to devote adequate time and effort to board responsibilities. In making its recommendations to the board of directors, the nominating/corporate governance committee also seeks to have the board nominate candidates who have diverse backgrounds and areas of expertise so that each member can offer a unique and valuable perspective.
      In the future, the nominating/corporate governance committee intends to identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria described above, especially business and civic leaders in the communities in which we operate. The nominating/corporate governance committee also, from time to time, may engage firms, at our expense, that specialize in identifying director candidates. As described below, the nominating/corporate governance committee will also consider candidates recommended by stockholders.
      The nominating/corporate governance committee anticipates that once a person has been identified by the committee as a potential candidate, the committee will collect and review publicly available information regarding the person to assess whether the person should be considered further. If the nominating/corporate governance committee determines that the candidate warrants further consideration, the chairman or another member of the committee will contact the person. If the person expresses a willingness to be considered and to serve on the board of directors, the nominating/corporate governance committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering and conduct one or more interviews with the candidate. In certain instances, members of the nominating/corporate governance committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.
      In addition to stockholder proposals of director nominees submitted in accordance with our bylaws, as summarized below under “Stockholder Proposals for 2006,” the nominating/corporate governance committee will consider written recommendations from stockholders of potential director candidates. Such recommendations should be submitted to the nominating/corporate governance committee in care of General Counsel and Corporate Secretary at Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553. Director recommendations submitted by stockholders should include the following:

•	the name, age, business address and residence address of the individual(s) recommended for nomination;

•	the class, series and number of any shares of our stock that are beneficially owned by the individual(s) recommended for nomination;

•	the date such shares of our stock were acquired by the individual(s) recommended for nomination and the investment intent of such acquisition; and

•	all other information relating to such candidate that would be required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

      The stockholder recommendation and information described above must be delivered to the General Counsel and Corporate Secretary not earlier than the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting of stockholders; provided, however, that if the date of mailing of the notice for the annual meeting is advanced more than thirty days prior to or delayed by more than thirty days after the anniversary of the mailing of the notice for the preceding year’s annual meeting, the stockholder recommendation and information described above must be delivered not earlier than the 120th day prior to the mailing of the notice for the upcoming annual meeting and not later than the close of business on the later of (1) the 90th day prior to the mailing of the notice for the upcoming annual meeting of stockholders and (2) the 10th day following the date on which public announcement of the mailing of the notice for the upcoming annual meeting is first made.
      The nominating/corporate governance committee expects to use a similar process to evaluate candidates to the board of directors recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.

Director Attendance at Annual Meeting
      We do not currently maintain a policy requiring our directors to attend the annual meeting; however, attendance by our directors is encouraged. All of our directors attended the 2004 annual meeting.

AUDIT COMMITTEE REPORT AND DISCLOSURES
      The following report of the audit committee (the “Audit Committee”) of the board of directors (the “Board of Directors”) of Arbor Realty Trust, Inc., a Maryland corporation (“Arbor” or the “Company”), does not constitute soliciting material and should not be considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.
      The Audit Committee operates under a written charter adopted by the Board of Directors. The Board of Directors has determined that all members of the Audit Committee meet the independence standards established by the New York Stock Exchange.
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and issuing a report thereon. The Audit Committee reviews and oversees these processes, including oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s independent registered public accounting firm’s qualifications and independence, (3) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function and (4) the Company’s compliance with legal and regulatory requirements.
      In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in Arbor’s Annual Report to Stockholders for fiscal year ended December 31, 2004 with Arbor’s management and independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.
      In addition, the Audit Committee discussed with the independent registered public accounting firm the registered public accounting firm’s independence from the Company and its management, and the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required from the independent registered public accounting firm by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).
      The Audit Committee discussed with the Company’s internal and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
      Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.
Audit Committee:
Melvin F. Lazar (Chairman)
Jonathan A. Bernstein
William Helmreich

EXECUTIVE OFFICERS
      Our executive officers are appointed annually by our board of directors and serve at the discretion of our board. Set forth below is information regarding our executive officers, as of the date of this proxy statement, unless otherwise indicated:

Name	Age	Position

Ivan Kaufman(*)	44	Chairman of the Board of Directors, Chief Executive Officer and President
Frederick C. Herbst	47	Chief Financial Officer and Treasurer
Gene Kilgore	38	Executive Vice President — Structured Securitization
John C. Kovarik	46	Chief Credit Officer
Robyn Stern	52	Executive Vice President — Asset Management (effective April 27, 2005)
Fred Weber	44	Executive Vice President — Structured Finance
Walter K. Horn(*)	62	General Counsel, Director of Compliance, Secretary and Director

(*) Biographical information is provided above under “Board of Directors.”
      Frederick C. Herbst. Mr. Herbst has served as our chief financial officer and treasurer since June 2003. Mr. Herbst has been chief financial officer of Arbor Commercial Mortgage since joining the company in November 1999. He is a member of Arbor Commercial Mortgage’s executive committee and is responsible for all aspects of Arbor Realty Trust’s and Arbor Commercial Mortgage’s financial operations, including financial reporting, tax planning, budgeting and the appropriate utilization of capital. From October 1998 until he joined Arbor Commercial Mortgage in November 1999, Mr. Herbst was chief financial officer with The Hurst Companies, Inc., where he was responsible for all financial operations, including financial reporting, budgeting and banking relationships. Previously, Mr. Herbst was controller with The Long Island Savings Bank, FSB, vice president finance with Eastern States Bankcard Association and a senior manager with Ernst & Young. Mr. Herbst became a certified public accountant in 1983.
      Gene Kilgore. Mr. Kilgore has served as our executive vice president — structured securitization since October 2004. Mr. Kilgore also serves on Arbor Commercial Mortgage’s executive committee. From September 2001 to September 2004, Mr. Kilgore was a portfolio manager for ZAIS group, LLC, a structured finance investment advisor. From September 2000 to August 2001, Mr. Kilgore was Director of Risk Finance at Barclays Capital. From September 1996 to September 2000, Mr. Kilgore worked at Standard & Poor’s Ratings Service, where he was a director in the collateralized debt obligations (CDO) group. He has also served as Vice President of Corporate Lending and Commercial Real Estate at Wachovia Bank.
      John C. Kovarik. Mr. Kovarik has served as our chief credit officer since October 2003. From 1997 until October 2003, Mr. Kovarik was Senior Vice President and Chief Credit Officer of RER Resources, a commercial real estate consulting, underwriting and asset management services provider based in Virginia, where he was responsible for underwriting income property secured loans and managing teams providing acquisition underwriting. Mr. Kovarik has over twenty years of experience in credit, financial analysis and commercial real estate underwriting for various types of commercial properties.
      Robyn Stern: Robyn Stern will become our executive vice president — asset management, effective April 27, 2005. From 1999 to April 12, 2005, Ms. Stern was at Ernst & Young LLP where she was the Regional Director of Structured Finance. From 1994 to 1999, she was at CIBC Oppenheimer where she was the Executive Director of Structured Finance. From 1990 to 1994, she was at Chemical Bank (prior to its merger with J.P. Morgan Chase) where she was the Vice President and Regional Manager of Commercial Real Estate. Ms. Stern also held real estate finance positions at Financial Security Assurance, Inc. from 1987 to 1988 and at Shearson Lehman Brothers, Inc. from 1983 to 1986. Ms. Stern is a member of the Board of

Governors of the Commercial Mortgage Securities Association (CMSA). She founded, and chaired for five years, the CMSA’s Regulatory Committee, is currently a Co-Chair of the CMSA’s REMIC Reform Task Force and a member of the CMSA’s PAC Task Force.
      Fred Weber. Mr. Weber has served as our executive vice president — structured finance since June 2003. He also continues to provide services to Arbor Commercial Mortgage in his capacity as a continuing member of Arbor Commercial Mortgage’s executive committee. Mr. Weber was employed by Arbor Commercial Mortgage from May 1999 until July 1, 2003. At Arbor Commercial Mortgage, Mr. Weber oversaw Arbor Commercial Mortgage’s structured finance and principal transaction group, where he was responsible for origination, underwriting and closing coordination of debt and equity financing for various asset types and classes of commercial real estate nationwide. He has been involved in the mortgage banking industry for more than 16 years and has extensive real estate finance and acquisition experience. Mr. Weber is a member of the real estate finance committee of the Real Estate Board of New York. From July 1997 through February 1999, Mr. Weber was a partner and co-head of the real estate department with Kronish Lieb Weiner & Hellman LLP. Previously, Mr. Weber was a partner with the law firm of Weil, Gotshal & Manges LLP.

EXECUTIVE COMPENSATION
      Because our management agreement provides that our manager, Arbor Commercial Mortgage, assumes principal responsibility for managing our affairs, certain of our executive officers, who are employees of our manager, do not receive compensation from us for serving as our executive officers. However, in their capacities as officers or employees of our manager or its affiliates, they devote such portion of their time to our affairs as is required for the performance of the duties of our manager under the management agreement. Mr. Ivan Kaufman, our chairman of the board of directors, president and chief executive officer, serves as the chief executive officer of Arbor Commercial Mortgage. Mr. Frederick C. Herbst, our chief financial officer, also serves as chief financial officer of our manager. Walter K. Horn, our general counsel, director of compliance and corporate secretary, also serves as secretary of Arbor Commercial Mortgage and served as general counsel of Arbor Commercial Mortgage until March 2005. Each of Messrs. Kaufman, Herbst and Horn receives his compensation from our manager. Our manager has informed us that, because the services to be performed by its officers or employees in their capacities as such is not performed exclusively for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by the manager that relates solely to their services to us.
Management Agreement
      Since we currently employ only three executive officers and 21 employees in total, we rely to a significant extent on the facilities and resources of our manager to conduct our operations. For performing services under the management agreement, Arbor Commercial Mortgage receives a base management fee and incentive compensation based on our performance. Our manager uses the proceeds from its base management fee in part to pay compensation to its officers and employees who, notwithstanding that some of them are also our officers, receive no direct compensation from us, other than restricted stock that may be granted pursuant to our Stock Incentive Plan. Our compensation committee will evaluate annually the fees paid to our manager in light of its performance.
Base Management Fee
      Our manager receives an annual base management fee based on the equity (as defined in the management agreement) of our operating partnership. The amount of the base management fee does not depend on the performance of the services provided by our manager or the types of assets its selects for our investment, but the value of our operating partnership’s equity will be affected by the performance of these assets. The base management fee is payable monthly in arrears in cash, calculated monthly as a percentage of our equity and equal to 0.75% per annum of the equity up to $400 million, 0.625% per annum of the equity between $400 million and $800 million and 0.50% per annum of the equity in excess of $800 million. We incurred $2.0 million in base management fees to Arbor Commercial Mortgage for management services rendered for the year ended December 31, 2004. All amounts incurred have been paid to date.
Incentive Compensation
      Our manager is entitled to receive incentive compensation in installments each fiscal quarter in an annual amount equal to the product of:

(1) 25% of the dollar amount by which:

•	the sum of: (i) our operating partnership’s “Funds From Operations” (as determined in accordance with the management agreement) for such quarter and (ii) gains (or losses) from debt restructuring and sales of property per operating partnership unit (as determined in accordance with the management agreement) for such quarter; exceeds

•	the product of (i) the weighted average (based on shares of our common stock and operating partnership units) of (a) the per operating partnership unit book value of the net assets contributed by Arbor Commercial Mortgage, (b) the $15.00 offering price per share of our common stock in our private placement of units in July 2003, (c) the offering price per share

(including shares of common stock issued upon exercise of warrants or options) of any subsequent offerings by us of our common stock (adjusted for any prior capital dividends or distributions), and (d) the issue price per operating partnership unit for subsequent contributions to our operating partnership, and

(ii) the greater of (x) 9.50% per annum and (y) the Ten Year U.S. Treasury Rate plus 3.50% per annum; multiplied by

(2) the weighted average number of our operating partnership units outstanding, including operating partnership units issued to us equal to the number of shares of our common stock issued by us.
      Subject to the ownership limitations in our charter, at least 25% of this incentive compensation is payable to our manager in shares of our common stock having a value equal to the average closing price per share for the last twenty days of the fiscal quarter for which the incentive compensation is being paid. Our manager earned $1.6 million in incentive compensation for the year ended December 31, 2004, all of which was paid in shares of our common stock per the election of Arbor Commercial Mortgage. The incentive compensation is measured over a full fiscal year, subject to recalculation and potential reconciliation at the end of each fiscal year.
Employee Executive Compensation
      The following table sets forth the total compensation amounts paid to our chief executive officer and each of our other executive officers who were directly employed and compensated by us for the years ending December 31, 2004 and 2003.
Summary Compensation Table

		Annual Compensation				Long-Term
						Compensation
					Other Annual	Restricted		All Other
		Salary		Bonus	Compensation	Stock Awards		Compensation
Name and Principal Position	Year	($)		($)	($)(1)	($)(1)		($)

Ivan Kaufman	2004	—		—				—
Chief Executive Officer	2003	—		—	$1,200,000	$600,000	(2)	—
and President
John Kovarik	2004	$150,000		$90,000	—	—		$3,404	(3)
Chief Credit Officer	2003	$27,885	(4)	$10,000	—	—		—
Daniel Palmier	2004	$166,900	(5)	—	—	—		$186	(6)
Executive Vice President —	2003	$180,000	(5)	$70,000	$70,000	$35,000	(7)	$2,562	(6)
Asset Management
Fred Weber	2004	$360,000		$140,000				$5,600	(8)
Executive Vice President —	2003	$180,000	(9)	$70,000	$70,000	$35,000	(10)	$2,603	(11)
Structured Finance
Gene Kilgore	2004	$55,529	(12)	—	—	—		—
Executive Vice President —
Structured Securitization

(1)	On July 1, 2003, we granted 120,000, 7,000 and 7,000 shares of restricted common stock to Messrs. Kaufman, Palmier and Weber, respectively, pursuant to our stock incentive plan. None of these executive officers paid any value for these shares. As of the date of grant and at December 31, 2003, two-thirds of the shares of restricted common stock granted to each Messrs. Kaufman, Palmier and Weber were fully vested. The remaining one third of these shares vest ratably over the three year period beginning on the date of grant at a rate of 33.33% on each of the following three anniversaries of the date of grant. Since Mr. Palmier resigned on June 11, 2004, he forfeited the unvested one-third of the 7,000 shares of restricted common stock granted to him on July 1, 2003. At December 31, 2004, seventh-ninths of the shares of restricted common stock granted to each Messrs. Kaufman and Weber were fully vested and two-thirds of the shares of restricted common stock granted to Mr. Palmier were fully vested. Dividends are paid on these restricted shares, whether or not vested, at the same rate and in the same manner as paid to our other common stockholders.

The dollar amounts included in column titled “Other Annual Compensation” for 2003 represent the total fair market value as of the date of grant of the shares of restricted common stock that were fully vested as of the date of grant and at December 31, 2003. The dollar amounts included in column titled “Restricted Stock Awards” for 2003 represent the value of the shares of restricted common stock that were not vested as of the date of grant and at December 31, 2003 and that vest according to the aforementioned schedule.

(2)	$600,000 represents the fair market value as of the date of grant and at December 31, 2003 of the 40,000 shares of restricted common stock granted to Mr. Kaufman that were not yet vested as of December 31, 2003. 26,667 of these shares were not yet vested at December 31, 2004 and the fair market value of these unvested shares at such date was $654,408.

(3)	Of the $3,404 total, $3,188 was granted to Mr. Kovarik as a match to money invested by him in his 401(k) plan, and $216 was granted in the form of basic term life insurance.

(4)	Mr. Kovarik was hired in October 2003 and has earned an annual salary of $150,000 since such time. The amount given is the salary he was paid for service during the period of 2003 that he was employed by us.

(5)	Mr. Palmier began working for us when we commenced operations on July 1, 2003 and earned an annual salary from such time until his resignation from his position at the Company on June 11, 2004. The amounts given are the salary he was paid for service during the periods of 2003 and 2004 that he was employed by us.

(6)	Mr. Palmier was granted $186 in the form of basic term life insurance for the year ended December 31, 2004. Of the $2,562 total for the year ended December 31, 2003, $2,400 was granted to Mr. Palmier as a match to money invested by him in his 401(k) plan, and $162 was granted in the form of basic term life insurance.

(7)	Upon Mr. Palmier’s resignation from the Company on June 11, 2004, the 2,333 shares of restricted common stock granted to Mr. Palmier that were not yet vested at such date and at December 31, 2003 were forfeited. The fair market value of such shares as of both dates was $35,000.

(8)	Of the $5,600 total, $5,228 was granted to Mr. Weber as a match to money invested by him in his 401(k) plan, and $372 was granted in the form of basic term life insurance.

(9)	Mr. Weber began working for us when we commenced operations on July 1, 2003 and has earned an annual salary of $360,000 since such time. The amount given is the salary he was paid for service during the period of 2003 that he was employed by us.

(10)	$35,000 represents the fair market value as of the date of grant and at December 31, 2003 of the 2,333 shares of restricted common stock granted to Mr. Weber that were not yet vested as of December 31, 2003. 1,556 of these shares were not yet vested as of December 31, 2004 and the fair market value of these unvested shares at December 31, 2004 was $38,135.

(11)	Of the $2,603 total, $2,400 was granted to Mr. Weber as a match to money invested by him in his 401(k) plan, and $203 was granted in the form of basic term life insurance.

(12)	Mr. Kilgore was hired in October 2004 and has earned an annual salary of $225,000 since such time. The amount given is the salary he was paid for service during the period of 2004 that he was employed by us.

Equity Compensation to Our Non-employee Executive Officers
      On July 1, 2003, we granted Mr. Kaufman and Mr. Herbst 120,000 shares and 4,000 shares, respectively, of restricted stock pursuant to the Stock Incentive Plan, two-thirds of which vested immediately and the remaining one-third of which vest ratably over the ensuing three years at a rate of 33.33% on each of the subsequent three anniversary dates of the date of grant. On November 5, 2003, we granted Mr. Horn 1,000 shares of restricted stock pursuant to the Stock Incentive Plan with a similar vesting schedule.

Performance Graph
      Set forth below is a line graph comparing the cumulative total stockholder return on shares of our common stock with the cumulative total return of the S&P 500 Index, the NAREIT All REIT Index and the Russell 2000 Index. The periods shown commence on April 7, 2004, the date that our common stock began trading on the New York Stock Exchange after our common stock was first registered under Section 12 of the Exchange Act, and end on December 31, 2004, the end of our most recently completed fiscal year. The graph assumes an investment of $100 on April 7, 2004 and the reinvestment of any dividends. This graph is not necessarily indicative of future price performance. The information included in the graph and table below was obtained from SNL Financial LC, Charlottesville, Va.© 2005.

	As of	As of
	April 7, 2004	December 31, 2004

Arbor Realty Trust, Inc.	$100.00	$124.28
S&P 500 Index*	100.00	107.56
NAREIT All REIT Index	100.00	124.09
Russell 2000 Index	100.00	109.23
*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2005. Used with permission. All rights reserved. www.crsp.com
     In accordance with SEC rules, this section entitled “Performance Graph” shall not be incorporated by reference into any of our future filings under the Securities Act or the Exchange Act, and shall not be deemed to be soliciting material or to be filed under the Securities Act or the Exchange Act.

Compensation Committee Report on Executive Compensation
      The following report of the compensation committee (the “Compensation Committee”) of the board of directors (the “Board of Directors”) of Arbor Realty Trust, Inc., a Maryland corporation (“Arbor” or the “Company”), does not constitute soliciting material and should not be considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.
      The following report describes Arbor’s compensation policy, practice and philosophy, specifically regarding Arbor’s chief executive officer and directly compensated executive officers. We, the members of the Compensation Committee, are presenting this report, which provides an overview of compensation paid to executive officers for fiscal year ended December 31, 2004.
Committee Membership and Organization
      The Compensation Committee currently consists of Messrs. Kojaian (Chair), Bernstein and Lazar and Dr. Helmreich. The Board of Directors has determined that the members of the Compensation Committee meet (1) the independence requirements of the New York Stock Exchange, (2) the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Exchange Act and (3) the outside director definition in Section 162(m) of the Internal Revenue Code.
Purpose
      The principal functions of the Compensation Committee are to:

•	evaluate the performance of Arbor’s officers;

•	review the compensation payable to Arbor’s officers and non-employee directors;

•	evaluate the performance of Arbor Commercial Mortgage, LLC, Arbor’s outside manager;

•	review the compensation and fees payable to Arbor Commercial Mortgage under Arbor’s management agreement; and

•	administer the issuance of any stock to Arbor’s employees or the employees of Arbor Commercial Mortgage who provide services to Arbor.
Compensation Philosophy
      The key components of compensation for Arbor’s directly employed executive officers and chief executive officer are salary, bonuses and restricted stock awards. Salary is generally based on factors such as an individual officer’s level of responsibility, comparison to compensation of other officers in the Company and compensation provided at competitive companies and companies of similar size. Bonuses and restricted stock awards are intended to reward exceptional performances. Benchmarks for determining base salary and bonus levels include targeted funds from operations levels, strength of the balance sheet and creation of stockholder value. Restricted stock awards are also intended to increase an officer’s interest in the Company’s long-term success as measured by the market and book value of Arbor’s common stock.
      Arbor’s chief executive officer makes recommendations to the Compensation Committee with respect to the compensation of all Arbor’s directly-employed executive officers. In addition, the Compensation Committee bases its decisions on the most recent publicly available compensation data for senior executive officers of comparable real estate investment trusts, as well as various compensation studies and surveys, to ensure that compensation packages are in line with the Company’s peer group and the real estate industry in general. While benchmarks and comparative market data are valuable tools to assist the Compensation Committee in setting reasonable and fair compensation for its directly-employed executive officers, the stated philosophy of the Company’s executive compensation program is to recognize individual contributions to the performance of the Company and to create a link between the performance of the Company’s stock and executive compensation.
      The base salary of Arbor’s directly employed executive officers was negotiated at the time each of those officers joined the Company. The Compensation Committee approves changes to those executive officer’s base salary. The Compensation Committee considers individual performance, scope of responsibility, prior experience, breadth of knowledge and competitive pay practices. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.
      Pursuant to its charter, the Compensation Committee may retain, at the Company’s expense, a compensation consultant to assist the committee in fulfilling its responsibilities. The Compensation Committee is currently evaluating the merits of engaging a third-party compensation consulting firm to study the Company’s executive compensation practices and to ensure that overall compensation for officers, employees and non-management directors is both competitive and designed to suit Arbor’s objectives.
Chief Executive Officer Compensation
      Because Arbor’s management agreement with Arbor Commercial Mortgage provides that Arbor Commercial Mortgage assumes principal responsibility for managing the Company’s affairs, certain of Arbor’s executive officers, who are employees of its manager, do not receive compensation from the Company for serving as its executive officers. However, in their capacities as officers or employees of Arbor’s manager, or its affiliates, they devote such portion of their time to Arbor’s affairs as is required for the performance of the duties of the Company’s manager under the management agreement. Mr. Ivan Kaufman, Arbor’s chairman of the board of directors, president and chief executive officer serves as the chief executive officer of Arbor Commercial Mortgage. Accordingly, Mr. Kaufman receives his compensation from Arbor’s manager.
Compensation Committee:
C. Michael Kojaian (Chair)
Jonathan A. Bernstein
William Helmreich
Melvin F. Lazar
April 14, 2005

Compensation Committee Interlocks and Insider Participation
      Messrs. Bernstein and Lazar and Dr. Helmreich served as members of our compensation committee during 2004.
      Dr. Helmreich has been retained as a part-time consultant in the capacity of chairman for Academic Affairs by North Shore Hebrew Academy since 2000. Prior to 2000, Dr. Helmreich was the president of North Shore Hebrew Academy. Our chairman and chief executive officer, Mr. Kaufman, and Dr. Helmreich are both members of the board of trustees of North Shore Hebrew Academy.
      As of December 31, 2004, we had a $7.75 million first mortgage loan and a $1.2 million second mortgage loan, each of which bears interest at a variable rate of one month LIBOR plus 4.25% and matures in March 2006, outstanding to NSH Affordable Housing of Indiana, a not-for-profit corporation that holds and manages investment property from the endowment of North Shore Hebrew Academy High School. Each of Mr. Kaufman and Dr. Helmreich are members of the board of trustees of North Shore Hebrew Academy High School and NSH Affordable Housing of Indiana, Inc.
      Mr. Bernstein serves as chairman of the board of directors of a private company in which Mr. Kaufman and Mr. Herbst made a $150,000 investment and a $25,000 investment, respectively, in 2004.
      Concurrently with our initial public offering in April 2004, we sold 500,000 shares of our common stock to Kojaian Ventures, L.L.C., of which the sole members are Mr. Kojaian and Kojaian Ventures — MM, Inc., of which Mr. Kojaian is the sole stockholder, pursuant to a subscription agreement with Kojaian Ventures, L.L.C. that contained certain customary representations and warranties.
Equity Compensation Plan Information
      The following table presents information as of December 31, 2004 regarding the Stock Incentive Plan and the incentive compensation provisions of our management agreement with Arbor Commercial Mortgage, which are our only equity compensation plans:

	Number of Securities to be	Weighted Average
	Issued Upon Exercise of	Exercise Price of	Number of Securities
	Outstanding Options,	Outstanding Options,	Remaining Available
Plan Category	Warrants and Rights	Warrants and Rights	for Future Issuance

Equity compensation plans approved by security holders:
2003 Omnibus Stock Incentive Plan	0	N/A	283,901
Incentive Compensation pursuant to Management Agreement(1)	0	N/A	(2)
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	0	N/A	283,901	(2)

(1)	Pursuant to the terms of our management agreement with Arbor Commercial Mortgage, at least 25% of the incentive compensation earned by our manager is payable in shares of our common stock having a value equal to the average closing price per share for the last twenty days of the fiscal quarter for which the incentive compensation is being paid. Arbor Commercial Mortgage has the right to elect to receive 100% of the incentive compensation in shares of our common stock. See “Executive Compensation — Management Agreement” for information regarding the terms of our management agreement and the incentive compensation payable to Arbor Commercial Mortgage thereunder. Our sole stockholder immediately prior to the date we entered into the management agreement with Arbor Commercial Mortgage approved the issuance of shares of our common stock to Arbor Commercial Mortgage pursuant to the incentive compensation provisions of the management agreement.

(2)	The number of securities remaining available for future issuance to Arbor Commercial Mortgage as incentive compensation pursuant to the management agreement depends on the amount of incentive compensation earned by Arbor Commercial Mortgage in the future and therefore is not yet determinable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table indicates how many shares of our common stock are beneficially owned by:

•	each of our directors and each nominee for director;

•	each of our executive officers; and

•	all of our directors and executive officers as a group.
      The following table also indicates how many shares of our common stock are beneficially owned by each person known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock, in each case, based solely on, and as of the date of, such person’s filing of a Schedule 13D or Schedule 13G with the SEC.
      Unless otherwise indicated, the persons named in the following table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
      The following table does not list the 3,776,069 outstanding shares of our special voting preferred stock that are currently held by Arbor Commercial Mortgage as a separate class of our voting securities. These 3,776,069 shares of special voting preferred stock entitle the holder to one vote on all matters submitted to a vote of our stockholders and are paired with an equal number of operating partnership units, each of which is currently redeemable for cash or, at our option, shares of our common stock, generally on a one-for-one basis. Each share of special voting preferred stock will be redeemed and cancelled by us upon the redemption of its paired operating partnership unit for cash or shares of our common stock. In accordance with SEC beneficial ownership rules, the following table attributes to Arbor Commercial Mortgage (and to Mr. Kaufman, as the controlling owner of Arbor Commercial Mortgage) beneficial ownership of the 3,776,069 shares of common stock that may be issued upon redemption of the 3,776,069 operating partnership units currently held by Arbor Commercial Mortgage. Therefore, the following table deems the 3,776,069 shares of special voting preferred stock currently held by Arbor Commercial Mortgage to have been redeemed and cancelled by us. Based on Arbor Commercial Mortgage’s ownership of the 3,776,069 shares of special voting preferred stock and its ownership of 66,208 shares of our common stock, it has 18.7% of the voting power of our currently outstanding voting securities. If Arbor Commercial Mortgage redeemed the 3,776,069 operating partnership units and we issued an equivalent number of shares of common stock to Arbor Commercial Mortgage upon such redemption, Arbor Commercial Mortgage would also have approximately 18.7% of our then outstanding voting securities.

	Shares of Common Stock
	Beneficially Owned

	Number(2)	Percentage(3)
Name and Address(1):

Arbor Commercial Mortgage, LLC(4)	3,842,277	18.7%
Ivan Kaufman(4)	3,964,677	19.3
Wellington Management Company, L.L.P.(5)	2,092,790	12.5
Arthur Wrubel(6)	1,555,200	9.3
Farallon Partners, L.L.C.(7)	1,192,800	7.2
Systematic Financial Management, L.P.(8)	937,650	5.6
Kensington Investment Group, Inc.(9)	875,660	5.2
Joseph Martello(10)	12,000	*
Jonathan A. Bernstein	2,000	*
William Helmreich	38,000	*
C. Michael Kojaian(11)	502,000	3.0
Frederick C. Herbst(12)	28,000	*
Fred Weber(13)	17,800	*
Walter K. Horn(14)	16,400	*
Melvin F. Lazar	2,000	*
John C. Kovarik	200	*
Robyn Stern	0	0
All directors and executive officers as a group (11 persons)	4,583,077	22.3%

*	Less than one percent.

(1)	Unless otherwise indicated in the following footnotes, the address for each person or entity listed in the table above is 333 Earle Ovington Boulevard, Uniondale, New York, 11553.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days of the date hereof.

(3)	The 16,741,122 shares of our common stock outstanding at April 22, 2005 and are considered the total number of shares of our common stock outstanding for the purpose of calculating each person’s percentage of beneficial ownership of shares of our common stock. In accordance with SEC beneficial ownership rules, shares of common stock subject to options or warrants exercisable within 60 days of the date hereof are deemed to be outstanding for computing the percentage of beneficial ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of beneficial ownership of any other person. Therefore, the 3,776,069 shares of common stock that may be issued upon the redemption of the 3,776,069 operating partnership units currently held by Arbor Commercial Mortgage are deemed to be outstanding for computing the percentage of beneficial ownership of Arbor Commercial Mortgage and Ivan Kaufman, as the controlling owner of Arbor Commercial Mortgage, but are not deemed outstanding for computing the percentage of beneficial ownership of any other person listed in the table above.

(4)	Includes 3,776,069 operating partnership units currently held by Arbor Commercial Mortgage, each of which is currently redeemable for cash or, at our option, shares of our common stock, generally on a one-for-one basis. Mr. Kaufman, together with (i) the Ivan and Lisa Kaufman Family Trust, (ii) the Ivan Kaufman Grantor Retained Trust and (iii) Arbor Management, LLC, the managing member of Arbor Commercial Mortgage and an entity owned wholly by Mr. Kaufman and his wife, beneficially own approximately 90% of the outstanding membership interests of Arbor Commercial Mortgage.

(5)	Based on information included in the Schedule 13G filed by Wellington Management Company, LLP on February 14, 2005. Wellington Management, in its capacity as investment advisor, may be deemed to beneficially own 2,092,790 shares of our common stock, which are held of record by clients of Wellington Management. Wellington Management has shared voting authority over 1,372,500 shares and shared dispositive power over 2,080,790 shares. Wellington Management is a registered investment adviser under the Investment Advisers Act of 1940, as amended. The address for Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

(6)	Based on information included in the Schedule 13G jointly filed by AW Asset Management, L.L.C. and Arthur Wrubel on February 9, 2005. AW Asset Management, L.L.C., a Delaware limited liability company (the “Management Company”), serves as investment manager or advisor to a number of hedge funds and managed accounts (such funds and accounts, collectively, the “Funds”) with respect to shares of common stock directly owned by the Funds and Mr. Arthur Wrubel is the Chief Executive Officer and President of the Management Company and controls its business activities and therefore indirectly beneficially owns the shares of our common stock disclosed above. The address for AW Asset Management, L.L.C. and Arthur Wrubel is 535 Madison Avenue, 26th Floor, New York, NY 10022.

(7)	Based on information provided to us as of February 7, 2005. Includes (i) 535,600 shares directly held by Farallon Capital Partners, L.P., (ii) 510,400 shares directly held by Farallon Capital Institutional Partners, L.P., (iii) 54,100 shares directly held by Farallon Capital Institutional Partners II, L.P., (iv) 66,400 shares directly held by Farallon Capital Institutional Partners III, L.P., and (v) 26,300 shares directly held by Tinicum Partners, L.P. (collectively, the “Farallon Partnerships”). Farallon Partners, L.L.C. (“FP”) is the general partner of the Farallon Partnerships. FP may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships. As managing members of FP, Chun R. Ding, Joseph F. Downes, William F. Duhamel, Charles E. Ellwein, Richard B. Fried, Monica R. Landry, William F. Mellin, Stephen L. Millham, Rajiv A. Patel, Derek C. Schrier and Mark C. Wehrly and, as senior managing member of FP,

Thomas F. Steyer, may each, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships. FP, each of its managing members and its senior managing member disclaim any beneficial ownership of such shares. All of the above-mentioned entities and persons disclaim group attribution. The address for all of the above-mentioned entities and persons is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 1325, San Francisco, CA 94111.

(8)	Based on information included in the Schedule 13G filed by Systematic Financial Management, L.P. on February 14, 2005. The address for Systematic Financial Management, L.P. is 300 Frank W. Burr Blvd., Glenpointe East, 7th Floor, Teaneck, NJ 07666.

(9)	Based on information included in the Schedule 13G filed by Kensington Investment Group, Inc. on March 31, 2005. The address for Kensington Investment Group, Inc. is 4 Orinda Way, Suite 200C, Orinda, CA 94563.

(10)	Mr. Martello holds a 1.3% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC’s beneficial ownership rules, the operating partnership units held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Martello.

(11)	Includes 500,000 shares of common stock purchased by Kojaian Ventures, L.L.C., of which the sole members are Mr. Kojaian and Kojaian Ventures — MM, Inc., of which Mr. Kojaian is the sole stockholder.

(12)	Mr. Herbst holds a 0.5% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC’s beneficial ownership rules, the operating partnership units held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Herbst.

(13)	Includes warrants to purchase 1,000 shares of common stock, each of which is currently exercisable. Mr. Weber holds a 0.9% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC’s beneficial ownership rules, the operating partnership units held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Weber.

(14)	Mr. Horn holds a 2.0% Class B membership interest in Arbor Commercial Mortgage. For purposes of the SEC’s beneficial ownership rules, the operating partnership units held by Arbor Commercial Mortgage are not deemed to be beneficially owned by Mr. Horn.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act, requires our executive officers and directors, and persons who own more than 10% of a class of our equity securities registered pursuant to Section 12 of the Exchange Act, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.
      Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for those persons, the Company believes that during and with respect to the fiscal year ended December 31, 2004 all filings required by Section 16(a) of the Exchange Act were timely made except for a late filing on Form 3 by Gene Kilgore with respect to his appointment to the position of executive vice president — structured securitization in October 2004 and a late filing on Form 5 by Daniel Palmier, a former executive vice president of the Company with respect to 2,334 shares of restricted stock granted under the Company’s Stock Incentive Plan that were forfeited upon Mr. Palmier’s resignation on June 11, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Conflicts of Interest with Our Manager
      At the consummation of our private placement of units in July 2003, Arbor Commercial Mortgage contributed the majority of its structured finance portfolio and related liabilities to our operating partnership in exchange for 3,146,724 operating partnership units and 629,345 warrants to purchase additional operating partnership units for $15 per operating partnership unit. Each of these warrants has since been exercised for an equal number of operating partnership units. Arbor Commercial Mortgage currently has an approximately 19% limited partnership interest in our operating partnership.
      Mr. Ivan Kaufman, our chairman and chief executive officer, is also the chief executive officer of Arbor Commercial Mortgage. Mr. Kaufman and entities controlled by Mr. Kaufman collectively own 90% of the outstanding membership interests in Arbor Commercial Mortgage. Mr. Frederick C. Herbst, our chief financial officer, is also the chief financial officer of Arbor Commercial Mortgage. Mr. Herbst owns a 0.5% interest in Arbor Commercial Mortgage. Mr. Joseph Martello, one of our directors, currently serves as the chief operating officer of Arbor Management, LLC, the managing member of Arbor Commercial Mortgage. Mr. Martello owns a 1.3% interest in Arbor Commercial Mortgage and is also the sole trustee of the Ivan and Lisa Kaufman Family Trust for the benefit of Mr. Kaufman’s family, which owns a 59% interest in Arbor Commercial Mortgage, and a co-trustee, along with Mr. Kaufman, of the Ivan Kaufman Grantor Retained Annuity Trust which also owns an equity interest in Arbor Commercial Mortgage. Mr. Walter Horn, our general counsel, director of compliance and corporate secretary and one of our directors, currently serves as the secretary of Arbor Commercial Mortgage and served as the general counsel of Arbor Commercial Mortgage until March 2005. Mr. Horn owns a 2.0% interest in Arbor Commercial Mortgage. Mr. Fred Weber, our executive vice president of structured finance, was responsible for overseeing Arbor Commercial Mortgage’s structured finance and principal transactions group from 1999 until July 1, 2003. Mr. Weber owns a 0.9% interest in Arbor Commercial Mortgage. Mr. Gene Kilgore, our executive vice president — structured securitization, owns an interest in Arbor Commercial Mortgage which represents less than 0.1% of the outstanding membership interests. Each of Messrs. Kaufman, Herbst, Martello, Horn and Kilgore is a member of Arbor Commercial Mortgage’s executive committee.
Formation Transactions

Asset Contribution and Guaranty
      Arbor Commercial Mortgage contributed the majority of its structured finance portfolio to our operating partnership pursuant to a contribution agreement. The contribution agreement contains representations and warranties concerning the ownership and terms of the structured finance assets it contributed and other customary matters. Arbor Commercial Mortgage agreed to indemnify us and our operating partnership against breaches of those representations and warranties.
      At the time of Arbor Commercial Mortgage’s origination of three investments that it contributed to us on July 1, 2003, each of the property owners granted Arbor Commercial Mortgage participating interests that share in a percentage of the cash flows of the underlying properties. Arbor Commercial Mortgage also made one of the contributed bridge loans to a joint venture in which it had a 50% non-controlling interest. Upon contribution of the structured finance assets, Arbor Commercial Mortgage retained these participating and joint venture interests. In connection with its asset contribution, Arbor Commercial Mortgage agreed that if any portion of the outstanding amount of any of these four contributed assets is not paid at its maturity or repurchase date, Arbor Commercial Mortgage will pay us, subject to the limitation described below, the portion of the unpaid amount of the contributed asset up to the total amount then received by Arbor Commercial Mortgage due to the realization of any profits on its retained interests associated with any other of the four contributed assets. Arbor Commercial Mortgage will no longer be obligated to make such payments to us when the remaining accumulated principal amount of the four contributed assets, collectively, falls below $5 million and none of the four contributed assets is in default.

Arbor Commercial Mortgage Registration Rights
      We have granted Arbor Commercial Mortgage shelf registration rights, or, if such rights are not available, demand registration rights with respect to shares of our common stock that may be issued upon redemption of operating partnership units. Holders of our operating partnership units are entitled to participate in primary or secondary offerings of our common stock with respect to such shares. We have also agreed to certain restrictions on the registration rights that we may grant to any other holder or prospective holder of our securities without the prior written consent of the holders of the majority of the shares of common stock and common stock equivalents representing or underlying the then outstanding securities that are registrable under the registration rights agreements.

Special Voting Preferred Stock
      Each of the 3,776,069 operating partnership units currently held by Arbor Commercial Mortgage are paired with one share of our special voting preferred stock, each of which entitles the holder to one vote on all matters submitted to a vote of our stockholders. Combined with its ownership of shares of our common stock, Arbor Commercial Mortgage is currently entitled to a number of votes representing approximately 18.7% of the voting power of our outstanding voting securities.

Management and Services Agreements
      We and our operating partnership have entered into a management agreement with Arbor Commercial Mortgage, pursuant to which Arbor Commercial Mortgage provides for the day to day management of our operations. Arbor Commercial Mortgage is also required to provide us with a right of first refusal with respect to all structured finance investment opportunities identified by Arbor Commercial Mortgage or its affiliates. We have agreed not to pursue, and to allow Arbor Commercial Mortgage to pursue, any real estate opportunities other than structured finance transactions. We are required to pay Arbor Commercial Mortgage a base management fee and an incentive management fee, as well as reimburse Arbor Commercial Mortgage for certain of its expenses. We incurred $2.0 million in base management fees to Arbor Commercial Mortgage for management services rendered for the year ended December 31, 2004. All amounts incurred have been paid to date. Our manager earned $1.6 million in incentive compensation for the year December 31, 2004.
      We and our operating partnership have also entered into a services agreement with Arbor Commercial Mortgage pursuant to which our asset management group provides asset management services to Arbor Commercial Mortgage. In the event that the services provided by our asset management group pursuant to the agreement exceed by more than 15% per quarter the level of activity anticipated by our board of directors, we will negotiate in good faith with our manager an adjustment to our manager’s base management fee under the management agreement, to reflect the scope of the services, the quantity of serviced assets or the time required to be devoted to the services by our asset management group. As of December 31, 2004, there have been no such adjustments pursuant to the services agreement.

Non-Competition Agreement
      We have entered into a non-competition agreement with Mr. Kaufman pursuant to which he has agreed not to pursue any structured finance opportunities, unless our independent board members affirmatively approve the pursuit by Arbor Commercial Mortgage or one of its affiliates of such opportunities that they have rejected on our behalf.
      Pursuant to his non-competition agreement with us, Mr. Kaufman has also agreed:

•	not to pursue any structured finance investment opportunities, except if our independent board members affirmatively approve the pursuit by Arbor Commercial Mortgage or one of its affiliates of structured finance opportunities that they have rejected on our behalf;

•	if he is no longer an affiliate of Arbor Commercial Mortgage and, within the first five years of the term of the management agreement, he is no longer our chief executive officer other than by certain reasons, he will not engage in the structured finance lending business for a period of one year after the earlier of his departure from us or the regular expiration of the one year origination period; and

•	if there is a change of control of Arbor Commercial Mortgage within the first three years of the term of the management agreement, and he is no longer an affiliate of Arbor Commercial Mortgage and leaves us without good reason during that three year period, he will not engage in the structured finance lending business for one year after the date of his departure from us.

      Mr. Kaufman’s non-competition agreement also prohibits Mr. Kaufman from soliciting our customers or employees during its term.

Benefits Participation Agreement
      We have also entered into a benefits participation agreement with Arbor Commercial Mortgage, pursuant to which our employees are able to participate in any employee benefit plans maintained by Arbor Management for the benefit of Arbor Commercial Mortgage employees. Arbor Management charges us an amount equal to its cost of providing benefits to each of our employees.
Related Party Loans and Investments
      Arbor Commercial Mortgage has a 50% non-controlling interest in a joint venture, which was formed to acquire, develop and/or sell real estate assets. At December 31, 2004, Arbor Commercial Mortgage’s investment in this joint venture was approximately $2.6 million. All loans outstanding to this joint venture were repaid in full in 2004. At December 31, 2003, we had a $16 million bridge loan outstanding to the joint venture, which was collateralized by a first lien position on a commercial real estate property. This loan was funded by Arbor Commercial Mortgage in June 2003 and was purchased by us in July 2003. The loan required monthly interest payments based on one month London Inter-Bank Offered Rate (“LIBOR”) and was repaid in full in 2004. We had agreed to provide the borrower with additional mezzanine financing in the amount of up to $8.0 million. The mezzanine financing required interest payments based on one month LIBOR and was repaid in full in 2004. Interest income recorded from these loans for the period ended December 31, 2004 was approximately $0.8 million.
      At the time of Arbor Commercial Mortgage’s origination of three of the structured finance assets that it contributed to us on July 1, 2003 at book value, which approximates fair value, each of the property owners related to these contributed assets granted Arbor Commercial Mortgage participating interests that share in a percentage of the cash flows of the underlying properties. Upon contribution of the structured finance assets, Arbor Commercial Mortgage retained these participating interests and its 50% non-controlling interest in the joint venture to which it had made the $16.0 million bridge loan. Arbor Commercial Mortgage agreed that if any portion of the outstanding amount of any of these four contributed assets is not paid at its maturity or repurchase date, Arbor Commercial Mortgage will pay to us, subject to the limitation described below, the portion of the unpaid amount of the contributed asset up to the total amount then received by Arbor Commercial Mortgage due to the realization of any profits on its retained interests associated with any other of the four contributed assets (which had an aggregate balance of $48.3 million as of December 31, 2003). However, Arbor Commercial Mortgage will no longer be obligated to make such payments to us when the remaining accumulated principal amount of the four contributed assets, collectively, falls below $5 million and none of the four contributed assets are in default. In 2004, two of these investments matured and the borrowers paid the amount due in full. The remaining two investments have an aggregate balance of $22.3 million as of December 31, 2004.
      As of December 31, 2004, approximately $0.3 million of interest payments from borrowers due from Arbor Commercial Mortgage was included in other assets. These payments were remitted in January 2005. As of December 31, 2004, approximately $0.6 million of interest reserve payments due to Arbor Commercial Mortgage was included in other liabilities. These payments were remitted in January 2005.
      In 2003, Arbor Commercial Mortgage received a brokerage fee for services rendered in arranging a loan facility for a borrower. A portion of the loan facility was provided by us. We were credited $0.1 million of this brokerage fee which represented our proportionate share of the loan facility provided to the borrower and was included in other assets at December 31, 2003, which was received in January 2004.
      Every transaction entered into between us and an entity in which Arbor Commercial Mortgage holds equity interests raises a potential conflict of interest. Conflicts of interest with respect to these investments include, among others, decisions regarding (1) whether to waive defaults of such borrower, (2) whether to foreclose on the investment and (3) whether to permit additional financing on the properties securing our investments other than financing provided by us.
      As of December 31, 2004, we had a $7.75 million first mortgage loan and a $1.2 million second mortgage loan, each of which bears interest at a variable rate of one month LIBOR plus 4.25% and matures in March 2006, outstanding to NSH Affordable Housing of Indiana, a not-for-profit corporation that holds and manages investment property from the endowment of North Shore Hebrew Academy High School. Two of our directors, Mr. Kaufman and Dr. Helmreich, are members of the board of trustees of North Shore Hebrew Academy High School and NSH Affordable Housing of Indiana, Inc.
      Arbor Commercial Mortgage may from time to time provide permanent mortgage loan financing to clients of ours, which will be used to refinance bridge financing provided by us. We and Arbor Commercial Mortgage may also make loans to the same borrower or to borrowers that are under common control. Additionally, our policies and those of Arbor Commercial Mortgage may require us to enter into intercreditor agreements in situations where loans are made by us and Arbor Commercial Mortgage to the same borrower.
      In addition, we may enter into future transactions with Arbor Commercial Mortgage with the approval of our independent directors.
Equity Investments in Our Borrowers
      In December 2003, we originated a $30 million mezzanine loan to 450 Partners Mezz III LLC and a $15 million mezzanine loan to 450 Partners Mezz II LLC. The $30 million loan bears interest at a fixed rate and the $15 million loan requires monthly interest payments based on one month LIBOR. Both loans mature in January 2006. At the closing of the loans, we made a $3 million investment in the entity that controls the borrowers and arranged for an additional $12 million of equity to be invested by third parties. In exchange for making the loans and arranging the equity investments, we received an approximately 24% profits participation in the property and we were designated the co-managing member of the entity that controls the property. We sold our $3 million equity investment in January 2004 and retained our profits participation and position as co-managing member.
      In December 2003, we originated a $35 million mezzanine loan to Prime Outlets Member LLC (“POM”). The loan requires monthly interest payments based on one month LIBOR and matures in January 2006. We also acquired, for a total consideration of $2.1 million, indirect equity interests in Prime Outlets Acquisition Company LLC, the indirect parent of POM, consisting of (1) 8.3% capital interest, (2) 25% carried profits interest after specified returns are achieved, and (3) a preferred distribution that when added to the interest paid by POM on the mezzanine loan, results in a combined return of 12.5%. The interests described in (2) and (3) are held through AR Prime Holdings LLC, in which we hold two-thirds of the ownership interests. Third parties own the remaining one-third.
      In June 2003, Arbor Commercial Mortgage invested approximately $818,000 in exchange for a 12.5% preferred interest in a joint venture which owns and operates the properties located at 80 Evergreen and 930 Flushing Avenue in New York City. We purchased this investment from Arbor Commercial Mortgage in August 2003. The Company contributed an additional $297,000 to the investment in 2004. As of December 31, 2004, we held the $4.7 million 80 Evergreen bridge loan, maturing in November 2006, and the $3.5 million 930 Flushing Avenue mezzanine loan, maturing in June 2006, outstanding to affiliates of these joint ventures.

Other Relationships and Related Transactions
      Mr. Fred Weber, our executive vice president of structured finance, continues to serve on Arbor Commercial Mortgage’s executive committee and provide services to Arbor Commercial Mortgage. Mr. Weber does not receive a salary from Arbor Commercial Mortgage but may receive production payments from Arbor Commercial Mortgage for originating loans on its behalf.
      Arbor Management, LLC, the managing member of Arbor Commercial Mortgage, loaned Mr. Herbst and Mr. Palmier $225,000 and $800,000, respectively for the purpose of financing a portion of each of their investments in our private placement of units in July 2003. Arbor Management’s loan to Mr. Herbst is secured by a pledge of his 0.5% membership interest in Arbor Commercial Mortgage. Arbor Management’s loan to Mr. Palmier was secured by a pledge of the 13,350 units, each consisting of five shares of our common stock and one warrant to purchase an additional share of our common stock, he purchased in the private placement in July 2003. Mr. Palmier repaid this loan after he resigned in 2004. Arbor Management has also made additional loans to Mr. Herbst and Mr. Palmier in the amounts of $100,000 and $25,000, respectively, prior to the private placement. The current outstanding balance of the loan to Mr. Herbst is $28,571. Mr. Palmier paid the remaining balance of his loan after his resignation in 2004. In addition, Arbor Management loaned Walter Horn, our general counsel, director of compliance and corporate secretary and one of our directors, and Mr. Weber, $50,000 and $250,000, respectively, prior to the private placement. The outstanding balance of the loans to Messrs. Horn and Weber are $14,571 and $100,000, respectively. In January 2005, Arbor Management made a $25,000 loan to Mr. Kilgore in order to finance his investment in Class B membership interests of Arbor Commercial Mortgage. Mr. Kilgore currently has less than a 0.1% membership interest in Arbor Commercial Mortgage. Our current policies and procedures, as well as those of Arbor Commercial Mortgage, do not allow for the lending of funds to any of our directors, officers or employees.
      One of our directors, Dr. Helmreich, has been retained as a part-time consultant in the capacity of chairman for Academic Affairs by North Shore Hebrew Academy since 2000. Prior to 2000, Dr. Helmreich was the president of North Shore Hebrew Academy. Our chairman and chief executive officer, Mr. Kaufman, and Dr. Helmreich are both members of the board of trustees of North Shore Hebrew Academy High School.
      Mr. Bernstein, one of our directors, is chairman of the board of directors of a private company in which Mr. Kaufman and Mr. Herbst made a $150,000 investment and a $25,000 investment, respectively, in 2004.
      On January 31, 2005 the Company entered into a $50 million credit facility with Garden Funding, LLC, an affiliate of Farallon Partners, L.L.C. who beneficially owned 1,192,800 shares as of February 25, 2005, which equals approximately 7.2% of our outstanding common stock as of April 22, 2005. The facility includes a $30 million term loan, a $10 million term loan and a $10 million revolving facility. The facility is secured by loans and investments in the Company’s portfolio. The facility has a term of one year with two six-month renewal options and bears interest at a spread over LIBOR.
      Concurrently with our initial public offering, we sold 500,000 shares of our common stock to Kojaian Ventures, L.L.C., of which the sole members are Mr. Kojaian, one of our directors, and Kojaian Ventures — MM, Inc., of which Mr. Kojaian is the sole stockholder, pursuant to a subscription agreement with Kojaian Ventures, L.L.C. that contained certain customary representations and warranties.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
      The board of directors, following the recommendation of the nominating/ corporate governance committee, has recommended that Messrs. Kaufman, Kojaian and Lazar be elected to serve on the board of directors, each until the annual meeting of stockholders for 2008 and until their respective successors are duly elected and qualify, and has recommended that Mr. Horn be elected to serve on the board of directors until the annual meeting for stockholders for 2006 and until his successor is duly elected and qualifies. For certain information regarding each nominee, see “Board of Directors” above.
      Each nominee has consented to being named in this proxy statement and to serve if elected. If, prior to the annual meeting, either nominee should become unavailable to serve, the shares of voting securities represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by the board of directors, unless the board of directors determines to reduce the number of directors in accordance with the Company’s charter and bylaws.
      Election of the director nominees named in this proposal requires the affirmative vote of a plurality of the shares of our voting securities cast in the election of directors at the annual meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the board of directors’ nominees. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
ELECTION OF THE NOMINEES FOR DIRECTORS IDENTIFIED ABOVE.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2005
      The audit committee of our board of directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2005. The board has endorsed this appointment. Ernst & Young audited our consolidated financial statements for fiscal years ended December 31, 2004 and December 31, 2003. A representative of Ernst & Young is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.
      Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board is submitting the appointment of Ernst & Young to the stockholders for ratification as a matter of good corporate governance. Ratification of the selection of Ernst & Young as our independent registered public accounting firm for fiscal year 2005 requires the affirmative vote of a majority of the shares of our voting securities cast on the proposal at the annual meeting.
      If this selection is not ratified by our stockholders, the audit committee and the board may reconsider its recommendation and endorsement, respectively. Abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote for this proposal. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Arbor and its stockholders.
Independent Accountants’ Fees
      Aggregate fees for professional services rendered for us by Ernst & Young and its affiliates for fiscal years ended December 31, 2004 and December 31, 2003 were as follows:

	2004	2003

Audit Fees	$377,283	$387,289
Audit-Related Fees	0	0
Tax Fees	7,458	3,000
All Other Fees	0	0

Total	$384,741	$390,289

      The Audit Fees billed were for professional services rendered for the audit of our consolidated financial statements for fiscal years ended December 31, 2004 and December 31, 2003 and for other attest services, including issuance of consents and review of the Company’s registration statements under the Securities Act that were filed with the SEC in those fiscal years.
      There were no Audit-Related Fees incurred for the fiscal years ended December 31, 2004 and December 31, 2003.
      The Tax Fees billed were for professional services rendered for tax consulting services rendered for the fiscal years ended December 31, 2004 and December 31, 2003.
      There were no All Other Fees incurred for the fiscal years ended December 31, 2004 and December 31, 2003.
Audit Committee Pre-Approval Policy
      In accordance with applicable laws and regulations, the audit committee reviews and pre-approves any non-audit services to be performed by Ernst & Young to ensure that the work does not compromise its independence in performing audit services. The audit committee also reviews and pre-approves all audit services. In some cases, pre-approval of a particular category or group of services, such as tax consulting services and audit services, is provided by the full audit committee for up to a year and is subject to a specific budget. In other cases, the chairman of the audit committee has the delegated authority from the full audit committee to pre-approve additional services, and such pre-approvals are then communicated to the full audit committee. The tax fees included in the table entitled “Independent Accountants’ Fees” on the preceding page were pre-approved by our audit committee in accordance with its policies.
      The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by Ernst & Young during 2003 and 2004 under such provision.
Change in Accountants
      Grant Thornton LLP was previously the independent accounting firm engaged as the principal accountant to audit the consolidated financial statements of the structured finance business of Arbor Commercial Mortgage and its subsidiaries. On December 15, 2003, we dismissed Grant Thornton. The decision to change accountants was recommended by the audit committee of our board of directors and approved by our board of directors.
      We were formed on June 24, 2003. From our formation until December 15, 2003, the date of Grant Thornton’s dismissal, and in connection with the audit of the consolidated financial statements of the structured finance business of Arbor Commercial Mortgage and its subsidiaries as of December 31, 2002 and for the year ended December 31, 2002, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, consolidated financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Also, during such periods there were no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K.
      The audit report of Grant Thornton on the consolidated financial statements of the structured finance business of Arbor Commercial Mortgage and its subsidiaries as of December 31, 2002 and for the year ended December 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” RATIFICATION OF THE APPOINTMENT OF
ERNST & YOUNG LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2005.

PROPOSAL NO. 3: AMENDMENT TO THE
COMPANY’S 2003 OMNIBUS STOCK INCENTIVE PLAN,
AS AMENDED AND RESTATED, TO AUTHORIZE FOR ISSUANCE
AN ADDITIONAL 250,000 SHARES OF OUR COMMON STOCK
      We are asking the Company’s stockholders to approve an amendment to the Company’s 2003 Omnibus Stock Incentive Plan, as amended and restated on July 29, 2004 (the “Stock Incentive Plan”), to increase the total number of shares of our common stock authorized and reserved for issuance under the Stock Incentive Plan by 250,000 shares. Following approval of the amendment to the Stock Incentive Plan, the total number of shares authorized and reserved for future issuance under the Stock Incentive Plan will not exceed 533,901 shares.
      As of April 22, 2005, 151,099 shares of our common stock subject to restricted stock awards were outstanding and 283,901 shares remained available for future grants. The board of directors believes that the Company’s stock incentive program is an important factor in attracting and retaining the high caliber employees and other service providers essential to the Company’s success and in aligning those individuals’ long-term interests with those of our stockholders. Therefore, the board of directors has approved an amendment to the Stock Incentive Plan, subject to the approval of the Company’s stockholders, to increase the maximum aggregate number of shares of our common stock with respect to which awards may be granted under the Stock Incentive Plan by 250,000 shares. The amendment is intended to ensure that the Stock Incentive Plan will have available the number of shares necessary to meet these needs, and the board of directors believes that approval of the amendment to the Stock Incentive Plan is in the best interests of the Company and its stockholders.
      The material features of the Stock Incentive Plan are summarized below. The following summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Stock Incentive Plan.
General
      Restricted stock awards may be granted under the Stock Incentive Plan. A total of 185,000 shares of the Company’s common stock were originally reserved for issuance pursuant to awards under the Stock Incentive Plan, subject to adjustment upon certain corporate transactions. At the annual meeting of stockholders held on July 29, 2004, the stockholders approved an amendment to increase the total number of shares of our common stock authorized and reserved for issuance under the Stock Incentive Plan by 250,000 shares, bringing the total number of shares authorized and reserved for issuance under the Stock Incentive Plan to 287,834 (after giving effect to the 147,166 shares of restricted stock granted pursuant to the Stock Incentive Plan and outstanding as of July 29, 2004). Upon stockholder approval of the Stock Incentive Plan, the total number of shares reserved for issuance will be 533,901 (after giving effect to the 151,099 shares of restricted stock granted pursuant to the Stock Incentive Plan and outstanding as of April 22, 2005). If any shares subject to an award are forfeited, the forfeited shares that were subject to the award will become available for future grants under the Stock Incentive Plan. In June 2004, 2,334 shares of restricted stock were forfeited and became available for future grants. In September 2004, 67 shares of restricted stock were forfeited and became available for future grants.
      As of April 22, 2005, the closing price of the Company’s common stock was $26 as reported on the New York Stock Exchange.
Purpose
      The purpose of the Stock Incentive Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to employees and other service providers that are linked directly to increases in stockholder value, and will therefore inure to the benefit of all of the Company’s stockholders.

Administration
      The Stock Incentive Plan is administered by the Company’s board of directors or, at the board’s discretion, by a committee appointed by the board (each, the “plan administrator”). The board of directors has designated its compensation committee as the plan administrator. The plan administrator has the authority to grant awards and otherwise administer the Stock Incentive Plan. All decisions made by the plan administrator pursuant to the provisions of the Stock Incentive Plan are final, conclusive and binding upon all persons.
Eligibility
      Officers, directors, employees, consultants (including employees of Arbor Commercial Mortgage who provide services to the Company) and advisors of the Company, its parent or subsidiaries are eligible to receive awards under the Stock Incentive Plan. As of March 31, 2005, there were approximately 30 individuals eligible to receive awards under the Stock Incentive Plan.
Restricted Stock
      A restricted stock award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as the plan administrator may determine in its sole discretion. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the plan administrator may determine.
      Restricted stock awards may be issued either alone or in addition to other awards granted under the Stock Incentive Plan. The recipient of a restricted stock award does not have any rights with respect to any such award until he or she has executed an award agreement evidencing the award and delivered an executed copy to the Company generally within a period of 60 days after the grant date.
      Except to the extent restricted under the award agreement relating to the restricted stock, the recipient of a restricted stock award generally has all of the rights of a stockholder. The rights of a restricted stock award recipient upon termination of employment or service is as set forth in the award agreement governing such award and the terms of the award agreement may differ from award to award. The Company’s restricted stock awards generally provide that upon cessation of employment with or service to the Company, shares of restricted stock and any and all accrued but unpaid dividends that at the time have not been released from restrictions will be forfeited.
Adjustments Upon Certain Corporate Transactions
      In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Company’s common stock, the plan administrator shall determine to what extent an equitable substitution or proportionate adjustment shall be made in (1) the aggregate number of shares of the common stock reserved for issuance under the Stock Incentive Plan, and (2) the kind, number and purchase price of shares of the common stock subject to outstanding awards of restricted stock granted under the plan. Other substitutions or adjustments shall be made as determined in the plan administrator’s discretion, including the cancellation of any outstanding awards in exchange for payment in cash or other property.
Effect of a Change in Control
      The treatment of restricted stock awards in the event of a change in control of the Company is as set forth in the award agreement governing such award, which treatment may vary from award to award. The Company’s restricted stock agreements generally provide that all restrictions lapse as of the date of the change in control. The definition of a “change in control” is provided in the restricted stock agreement and may vary from award to award. Generally a “change in control” will occur upon the occurrence of one of the following events:

•	a person is or becomes the owner of 25% or more of the voting stock of the Company;

•	directors serving on the board on the date of the award agreement and any new directors whose election or nomination is approved or recommended by at least a two-thirds vote of the directors then still in office who either were directors on the date of the award agreement or whose election or nomination was previously so approved or recommended, cease to constitute a majority of directors;

•	consummation of a merger or consolidation of the Company or any subsidiary with any other corporation; or

•	approval by the Company’s stockholders of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of all or substantially all of the Company’s assets.
Amendment and Termination
      The Company’s board of directors may amend, alter or discontinue the Stock Incentive Plan but cannot take any action that would impair the rights of an award recipient without such recipient’s consent. To the extent necessary and desirable, the board of directors must obtain approval of the stockholders for any amendment that would: (a) other than through adjustment as provided in the Stock Incentive Plan, increase the total number of shares of our common stock reserved for issuance under the Stock Incentive Plan; or (b) change the class of officers, directors, employees, consultants and advisors eligible to participate in the Stock Incentive Plan. The plan administrator may amend the terms of any award granted under the Stock Incentive Plan, prospectively or retroactively but generally may not impair the rights of any award recipient without his or her consent.
      The Stock Incentive Plan will terminate on June 25, 2013, provided that any awards then outstanding under the Stock Incentive Plan may extend beyond that date.
New Plan Benefits
      The Company cannot determine the number of restricted stock awards under the Stock Incentive Plan, if approved, that will be granted in 2005 because these grants will be made at the discretion of the plan administrator and, accordingly, are not yet determinable.
Vote Required for Approval of the Amendment to the Stock Incentive Plan
      Approval of the amendment to the Stock Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities; provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on the Stock Incentive Plan, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote. If stockholder approval of the amendment to the Stock Incentive Plan is not obtained, then no issuances pursuant to the Stock Incentive Plan will be made that, when combined with the number of shares previously issued pursuant to the Stock Incentive Plan and not otherwise forfeited, exceeds in the aggregate 435,000 shares of our common stock.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE
AMENDMENT TO THE COMPANY’S 2003 OMNIBUS STOCK INCENTIVE PLAN,
AS AMENDED AND RESTATED, TO AUTHORIZE FOR ISSUANCE
AN ADDITIONAL 250,000 SHARES OF THE COMPANY’S COMMON STOCK

PROPOSAL NO. 4: APPROVAL OF AN AMENDMENT TO THE COMPANY’S CHARTER
TO LOWER EACH OF THE AGGREGATE STOCK OWNERSHIP LIMIT AND THE
COMMON STOCK OWNERSHIP LIMIT FROM 9.6 PERCENT TO 8.3 PERCENT
      The Company’s Board of Directors has determined that the proposal to amend the Articles of Incorporation of the Company (together with the Articles Supplementary of the Company, the “Charter”) to lower each of the aggregate stock ownership limit and the common stock ownership limit contained in the Charter from 9.6 percent to 8.3 percent is advisable and in the best interests of the Company and its stockholders and has directed that the proposed Articles of Amendment to lower such limits, the form of which is attached hereto as Appendix A (the “Charter Amendment”) be submitted for consideration and approval by the Company’s stockholders. The relevant provisions of, and the proposed amendments to, the Charter are summarized below.
Current REIT Stock Ownership Limitations in the Charter
      The current Charter provides for limitations on the transfer and ownership of the Company’s capital stock. Such restrictions are intended to assist the Company in maintaining and monitoring its qualification as a real estate investment trust (a “REIT”) for federal income tax purposes. The requirements under the Internal Revenue Code of 1986, as amended (the “Code”) for qualification as a REIT include certain rules relating to the ownership of the REIT’s capital stock. One such requirement is that, in general, no five or fewer “individuals,” which term includes certain types of entities, may directly or constructively own more than 50% of the value of a REIT’s capital stock.
      In order to ensure compliance with the foregoing tax law requirement, the Charter currently includes an aggregate stock ownership limit, which generally restricts any individual, corporation or any other entities and includes a “group” as such term is defined under the SEC’s beneficial ownership rules (each, a “Person”) from “beneficially owning” or, “constructively owning”, as each term is defined in the Charter more than 9.6% of the aggregate value of the Company’s capital stock. The Charter also contains a common stock ownership limit, which generally restricts a Person from “beneficially owning” or, “constructively owning”, as each term is defined in the Charter more than 9.6% of either the number or value of shares of the Company’s common stock. Purported transfers or ownership of stock in violation of these limits are void, and may result in the affected shares being transferred by operation of law to a trust for a charitable beneficiary and not to the intended transferee or owner.
      The REIT stock ownership limitations under the Code and in the Charter involve technical and complex attribution rules, pursuant to which shares of capital stock may be treated as owned by persons having specified relationships to the stockholder of record. In addition, shares of capital stock underlying outstanding options and warrants may, in certain circumstances, be treated for purposes of these rules as owned by the holder of the option or warrant.
      The Company’s Board of Directors is vested with broad discretion to interpret and apply the ownership limitations contained in the Charter, including the application of the attribution rules and the determination of values, and to resolve any ambiguities. In addition, the Board of Directors has authority to grant, and has granted, exemptions for certain of the Company’s stockholders from the ownership limitations contained in the Charter, upon determining that granting such exemption will not adversely affect the Company’s ability to maintain its qualification as a REIT, and subject to such terms and conditions as prescribed by Charter and such other terms and conditions that the Board of Directors has deemed appropriate. Such terms and conditions may include establishing a special “excepted holder limit” that applies to the recipient of the exemption.
Effect of Recent CDO Transaction on Company’s REIT Compliance
      As the Company has previously disclosed, Arbor Realty Mortgage Securities Series 2004-1, Ltd. (the “CDO Issuer”), an indirect subsidiary of the Company issued and sold approximately $305.3 million principal amount of notes evidencing a collateralized debt obligation (the “CDO Notes”) on January 19, 2005. The CDO Notes are secured by a portfolio of collateral debt securities, consisting primarily of real estate-related bridge loans, mezzanine loans and junior participating interests in first mortgage loans that the CDO Issuer acquired from other indirect subsidiaries of the Company as described below (the “Collateral Debt Securities”).
      The CDO Issuer is a direct, wholly-owned subsidiary of Arbor Realty SR, Inc., a Maryland corporation (“SR Inc.”). Shortly before issuance of the CDO Notes, the Company formed SR Inc. as a direct, wholly-owned subsidiary of the Company’s operating partnership, Arbor Realty Limited Partnership (the “OP”) and intends to cause SR Inc. to elect to be taxed as a REIT, beginning with the year ending December 31, 2005. In connection with the issuance of CDO Notes, the OP transferred all of its assets to SR Inc. which in turn transferred a substantial majority of such assets to the CDO Issuer to serve as the Collateral Debt Securities for the CDO Notes.
      The nature of the Collateral Debt Securities and the liabilities of the CDO Issuer cause it to be classified as a taxable mortgage pool (a “TMP”) under the Code. In general, TMPs are treated as separate taxable corporations. However, the Code exempts a TMP from this treatment if it is comprised of all or a portion of the assets of a REIT (or of a wholly-owned subsidiary of a REIT, the separate existence of which is disregarded for tax purposes). Since the Company conducts its operations and holds its assets through the OP and the OP’s lower tier subsidiaries, and not through wholly-owned subsidiaries, the Company formed SR Inc. as a subsidiary of the OP, will cause it to elect to be taxed as a REIT and formed the CDO Issuer as a wholly-owned subsidiary of SR Inc. in order to avert the adverse tax consequences that the Company would have otherwise suffered if, as a TMP, the CDO Issuer were treated as a separate taxable corporation.
Effect of SR Inc.’s REIT Compliance on the Company’s REIT Stock Ownership Limitations
      For purposes of the REIT stock ownership limitations under the Code, ownership of SR Inc.’s capital stock is treated as more heavily concentrated than that of the Company. In order to determine ownership of SR Inc.’s capital stock for purposes of the REIT stock ownership limitations in the Code, the holders of the SR Inc.’s capital stock are looked through until “individuals” are identified. Since SR Inc. is currently a wholly-owned subsidiary of the OP, the ownership of partnership interests in the OP (the “OP Units”) represent indirect ownership interests in SR Inc.’s capital stock. Therefore, Arbor Commercial Mortgage, primarily through its ownership of approximately 19% of the outstanding OP Units, and Ivan Kaufman, as the controlling owner of Arbor Commercial Mortgage, are deemed to own approximately 19% of the outstanding capital stock of SR Inc. for purposes of the REIT stock ownership limitations in the Code. Conversely, such OP Units are generally not taken into account for purposes of determining the Company’s compliance with the REIT stock ownership limitations. The remaining 81% of the OP Units owned by the Company represent an indirect ownership interest in approximately 81% of the outstanding capital stock of SR Inc. Therefore, Persons who have “beneficial ownership” or “constructive ownership” of the Company’s capital stock are deemed to own that percentage of SR Inc.’s capital stock equal to their percentage ownership in the Company’s capital stock multiplied by 81% for purposes of the REIT stock ownership limitations in the Code.
      Since Arbor Commercial Mortgage, and Ivan Kaufman, as its controlling owner, are deemed to own approximately 19% of the SR Inc.’s capital stock, if Persons were to continue to be able to have or acquire “beneficial ownership” or “constructive ownership” of up to 9.6% of the Company’s capital stock under the Charter, SR Inc. might not be able to comply with the Code’s requirement that no five or fewer “individuals” may directly or constructively own more than 50% of the value of a REIT’s capital stock.
      In order to ensure that the deemed ownership of SR Inc.’s capital stock, including through the Company’s capital stock, does not adversely affect SR Inc.’s compliance with the REIT stock ownership limitations, the Company’s stockholders are asked to consider an amendment to the Company’s Charter that would reduce the aggregate stock ownership limit from 9.6% to 8.3% of the aggregate value of the Company’s stock, and the common stock ownership limit from 9.6% to 8.3% of the number or value of the Company’s common stock.
      The Board of Directors has determined that ensuring SR Inc.’s qualification as a REIT is desirable, not only in minimizing SR Inc.’s tax burdens, but also in maintaining the Company’s qualification as a REIT because of the effect that the Company’s indirect interest in SR Inc.’s capital stock has on the Company’s compliance with the income and asset requirements to which REITs are subject under the Code.
      The REIT stock ownership limitations under the Code do not apply until the second year that an entity operates as a REIT. In the case of SR Inc., which commenced operations in 2005, these limitations will not take effect until 2006. Accordingly, the Charter Amendment, if approved, would become effective on January 1, 2006 (the “Amendment Effective Date”).
      To the extent that any Person’s current “beneficial ownership” or “constructive ownership” of the Company’s capital stock exceeds the new aggregate or common stock ownership limits that would apply if the Charter Amendment is approved by the Company’s stockholders, the Company expects to work with such persons to determine if granting any such Persons an exemption from the new limitations would not adversely affect the Company’s or SR Inc.’s qualification as a REIT and, if the Board of Directors makes a favorable determination in that regard, to grant exemptions to such Persons from the new limitations prior to the Amendment Effective Date, subject to such terms and conditions prescribed by the Charter and such terms and conditions that the Board of Directors deems appropriate.
      If the REIT stock ownership limitations contained in the Charter are reduced in the manner described above following approval of the Charter Amendment, this may make it more difficult for a stockholder to accumulate substantial stock holdings of the Company, and thereby may delay, defer or prevent a change in control of the Company or other transactions by a third party without the consent of our Board of Directors.
      The Board of Directors has determined that the proposed reduction of the Charter’s aggregate stock ownership limit and the Charter’s common stock ownership limit pursuant to the Charter Amendment are advisable and in the best interests of the Company and its stockholders in light of the desire to continue to maintain the Company’s and SR Inc.’s qualification as a REIT.
Vote Required for Approval of the Charter Amendment
      Approval of the Charter Amendment requires the affirmative vote of a majority of the votes entitled to be cast on the proposal at the annual meeting by holders of our voting securities. For purposes of the vote or the Charter Amendment, abstentions and broker non-votes will have the same effect as votes against the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE
AMENDMENT TO THE COMPANY’S CHARTER TO LOWER EACH OF THE
AGGREGATE STOCK OWNERSHIP LIMIT AND THE COMMON STOCK
OWNERSHIP LIMIT FROM 9.6 PERCENT TO 8.3 PERCENT.

STOCKHOLDER PROPOSALS FOR 2006
      Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our nominating/corporate governance committee and our board of directors. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2006 annual meeting of stockholders if they are received by the Company on or before December 27, 2005. Stockholder proposals must be directed to the General Counsel and Corporate Secretary, Arbor Realty Trust, Inc., at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553. In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposal must be received by the Company not later than the last date for submission of stockholder proposals under our current bylaws. In order for a proposal to be “timely” under our current bylaws, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of our bylaws, not later than January 25, 2006 and not earlier than December 27, 2005; provided, however, in the event that mailing of the notice for the 2006 annual meeting of stockholders is advanced more than 30 days prior to or delayed more than 30 days after April 26, 2006, a proposal by a stockholder to be timely must be delivered not earlier than the 120th day prior to the date that mailing of the notice for such meeting is first made and not later than the close of business on the later of (1) the 90th day prior to the date that mailing of the notice for such meeting is first made and (2) the tenth day following the date on which public announcement of the date of the 2006 annual meeting of stockholders is first made.
OTHER MATTERS
      Our board of directors knows of no other matters that have been submitted for consideration at this annual meeting. If any other matters properly come before our stockholders at this annual meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their discretion.

By Order of the Board of Directors,

Walter K. Horn
General Counsel, Director of Compliance
and Corporate Secretary
April 22, 2005
Uniondale, New York

APPENDIX A
PROPOSED AMENDMENT TO
THE ARTICLES OF INCORPORATION
OF ARBOR REALTY TRUST, INC.
ARBOR REALTY TRUST, INC.
ARTICLES OF AMENDMENT
      Arbor Realty Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
      FIRST: The charter of the Corporation is hereby amended by deleting the definition of “Aggregate Stock Ownership Limit” in Section 7.1 of Article Seventh in its entirety and inserting the following in lieu thereof:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean not more than 8.3 percent in value of the aggregate of the outstanding shares of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.
      SECOND: The charter of the Corporation is hereby further amended by deleting the definition of “Common Stock Ownership Limit” in Section 7.1 of Article Seventh in its entirety and inserting the following in lieu thereof:

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean not more than 8.3 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation. The number and value of outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.
      THIRD: The amendments to the charter of the Corporation as set forth above have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.
      FOURTH: There has been no change in the authorized stock of the Corporation effected by the amendments to the charter of the Corporation as set forth above.
      FIFTH: These Articles of Amendment shall become effective at 12:01 a.m. on January 1, 2006.
      SIXTH: The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters of facts required to be verified under oath, the undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.
      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by the undersigned officer, and attested to by its Secretary, on this           day of                     , 2005.

ATTEST:		ARBOR REALTY TRUST, INC.

	By:		(SEAL)

Walter K. Horn		Name:
Secretary		Title:

FORM OF PROXY CARD

ARBOR REALTY TRUST, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2005

     The undersigned stockholder of Arbor Realty Trust, Inc., a Maryland corporation (the “Company”), hereby appoints Frederick C. Herbst and Walter K. Horn, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held on May 25, 2005 at 1:00 p.m., local time, at The Teleconference Center on the lower level of 333 Earle Ovington Boulevard, Uniondale, New York and any postponements or adjournments thereof, and to vote all shares of voting securities of the Company which the undersigned would be entitled to vote if personally present thereat, with all powers that the undersigned would have if personally present thereat.

     This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy is executed but no instruction is given, this proxy will be voted “FOR” all nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

*************

ANNUAL MEETING OF STOCKHOLDERS OF

ARBOR REALTY TRUST, INC.

Please date, sign and mail your proxy card in the envelope provided as soon as possible

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 1.	Election of directors to serve on the Board of Directors or Arbor Realty Trust, Inc. (the “Company”).

Nominees:
Ivan Kaufman	o
C. Michael Kojaian	o
Melvin F. Lazar	o
Walter K. Horn	o

FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)
☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here

___________________________________________________________

Proposal 2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2005.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 3.	Approval of an amendment to the Company’s 2003 Omnibus Stock Incentive Plan, as amended and restated, to authorize for issuance an additional 250,000 shares of the Company’s common stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 4.	Approval of an amendment to the Company’s Charter to lower each of the aggregate stock ownership limit and the common stock ownership limit from 9.6 percent to 8.3 percent.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 5.	To vote and otherwise represent the undersigned on any other matter that properly comes before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

This proxy, when properly executed, will be voted in the manner directed below. If this proxy is executed but no instruction is given, this proxy will be voted “FOR” all nominees listed in Proposal 1 and “FOR” Proposals 2, 3, and 4. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

     The undersigned hereby acknowledges receipt of the Company’s Annual Report to Stockholders for fiscal year ended December 31, 2004 and the accompanying Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

Signature of Stockholder	Date	Signature of Stockholder	Date

Note: Please sign exactly as your name or name(s) appear on this Proxy. When shares are held jointly, each holders should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in authorization name by authorized person.